UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GRAHAM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GRAHAM CORPORATION

2024 Proxy Statement

and Notice of Annual Meeting of Stockholders

Building Better Companies

Graham Corporation is a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy and process industries. The Graham Manufacturing, Barber-Nichols, and P3 Technologies global brands are built upon world-renowned engineering expertise in vacuum, heat transfer, cryogenic pumps and turbomachinery technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from our products and systems. Our core strengths include:

•	our value-enhancing engineering sales and product development platform

•	our strong capabilities to handle complex, custom orders

•	a responsive, flexible production environment

•	our capability to manage outsourced production

•	robust technical support

•	our highly trained workforce

•	our capability to manufacture to tight tolerances

Notice of Annual Meeting

of Stockholders

Meeting Details:

Meeting Business

The principal business of the 2024 Annual
Meeting of Stockholders (the “Annual
Meeting”), as described in the
accompanying proxy materials will be:

(1)   Election of two director nominees;

(2)   To approve, on an advisory basis, the compensation of our named executive officers;

(3)   To ratify the appointment of Deloitte
& Touche LLP as our independent
registered public accounting firm for the
fiscal year ending March 31, 2025; and

(4)   To transact such other business as may properly come before the Annual
Meeting or any adjournment or
postponement thereof.

Date: Tuesday, August 20, 2024

Place:

www.proxydocs.com/GHM

In order to virtually attend the Annual Meeting, you must register in advance at www.proxydocs.com/GHM. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and will also permit you to vote and submit questions at the meeting. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.

Time: 9:00 a.m. Eastern Time

Record Date: June 21, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 20, 2024:

The Notice of Annual Meeting, Proxy Statement and the Annual Report are available at www.proxydocs.com/GHM

BY ORDER OF THE BOARD OF DIRECTORS

Christopher J. Thome

Vice President – Finance, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary

Dated: July 8, 2024

Vote Your Shares

How to Vote

Your vote is very important, and we hope that you will participate in the Annual Meeting. You are eligible to vote if you were a stockholder of record at the close of business on June 21, 2024. In order to virtually attend the Annual Meeting, you must register in advance at www.proxydocs.com/GHM. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting. Please read the proxy statement and vote right away using any of the following methods.

Stockholders of Record:

Vote By Internet Before or During the Meeting Visit: www.proxypush.com/GHM and follow the instructions	Vote By Telephone Call 1-866-256-0715 and follow the instructions	Vote By Mail Sign, date, and return your proxy card, if you received one, using the enclosed envelope

Beneficial Stockholders:

If you are a beneficial stockholder, you will receive instructions from your brokerage firm, bank, broker-dealer, nominee, custodian, fiduciary or other nominee that you must follow in order for your shares to be voted. Your broker may not vote your shares for director nominees or on the advisory vote on executive compensation unless you provide your broker with voting instructions.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this proxy statement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “intends,” “anticipates,” “believes,” “opportunities,” “will,” “may,” “seeks,” “estimates,” “strives,” “continues,” “encourage,” and other similar words. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including but not limited to our growth, diversification strategy, markets, returns and solutions, financial flexibility, and our ability to achieve our operating priorities are forward-looking statements and should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in our Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on our forward-looking statements. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained herein.

NOTE ABOUT OUR WEBSITES AND REPORTS: None of the statements on our websites or reports referenced or discussed in this proxy statement, are deemed to be part of, or incorporated by reference into, this proxy statement. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law. We have not incorporated by reference into this proxy statement the information included, or that can be accessed through, our website and you should not consider it to be part of this proxy statement.

Proxy Statement Summary • The Annual Meeting

Proxy Statement Summary

To assist you in reviewing the proposals to be considered and voted upon at our annual meeting of stockholders to be held on August 20, 2024 (the “Annual Meeting”), we have summarized information contained elsewhere in this proxy statement or in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (the “Annual Report”). This summary does not contain all of the information you should consider about Graham Corporation (the “Company”) and the proposals being submitted to stockholders at the Annual Meeting. We encourage you to read the entire proxy statement and Annual Report carefully before voting.

The Annual Meeting

Date and Time:	Tuesday, August 20, 2024, 9:00 a.m. Eastern Time

Location:	Online via: www.proxydocs.com/GHM

Record Date:	June 21, 2024

In order to virtually attend the Annual Meeting, you must register at www.proxydocs.com/GHM in advance. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and will also permit you to vote and submit questions at the meeting. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.

Meeting Agenda and Voting Matters

Item	Proposal	Board Vote Recommendation	Page Reference (for more information)

1	Election of two director nominees named in this proxy statement	FOR each nominee	8

2	To approve, on an advisory basis, the compensation of our named executive officers	FOR	49

3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025	FOR	50

Directors and Nominees

Name	Age	Recent Professional Experience	Board Committees

James J. Barber, Ph.D.*	70	Independent Consultant and Principal of Barber Advisors, LLC	AC, CC**, NCGC

Alan Fortier*	67	President of Fortier & Associates, Inc.	CC, NCGC

Cari L. Jaroslawsky*	55	Founder and President of Compliance Right, LLC	AC, NCGC**

Jonathan W. Painter*	65	Chair of the Company’s Board; Chair of Kadant Inc.	AC, CC

Lisa M. Schnorr*◆	58	Former Senior Vice President and Project Lead, Digital Enablement for Constellation Brands, Inc.	AC**, CC

Troy A. Stoner*	60	Senior Director, Electronic Systems, Maritime & Intelligence Systems, Space Intelligence & Weapons Systems division of Boeing Defense, Space and Security	CC, NCGC

Daniel J. Thoren◆	61	Chief Executive Officer of the Company	—

* — Independent Director

◆ — Director Nominee

** — Committee Chair

AC — Audit Committee

CC — Compensation Committee

NCGC — Nominating and Corporate Governance Committee

GRAHAM CORPORATION 2024 PROXY STATEMENT	1

Proxy Statement Summary • Our Business

Our Business

We are a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy and process industries. For the defense industry, our equipment is used in nuclear and non-nuclear propulsion, power, fluid transfer, and thermal management systems. For the space industry, our equipment is used in propulsion, power and energy management systems and for life support systems. We supply equipment for vacuum, heat transfer and fluid transfer applications used in energy and new energy markets including oil refining, cogeneration, and multiple alternative and clean power applications including hydrogen. For the chemical and petrochemical industries, our equipment is used in fertilizer, ethylene, methanol and downstream chemical facilities.

Our brands are built upon our engineering expertise and close customer collaboration to design, develop, and produce mission critical equipment and systems that enable our customers to meet their economic and operational objectives. Continual improvement of our processes and systems to ensure qualified and compliant equipment are hallmarks of our brands. Our early engagement with customers and support until the end of service life are values upon which our brands are built.

Director Skills and Attributes

We believe that our directors possess the requisite experience and skills necessary to carry out their duties and to serve our best interests and those of our stockholders.

2	GRAHAM CORPORATION 2024 PROXY STATEMENT

Questions and Answers About the Annual Meeting

Questions and Answers About the Annual Meeting

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by our board of directors (the “Board”) for the Annual Meeting to be held on Tuesday, August 20, 2024, at 9:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live audio-only webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.

We made our proxy materials available to stockholders via the Internet or in printed form if requested on or about July 8, 2024. Our proxy materials include the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), the Notice of the Annual Meeting, this proxy statement and the Annual Report. If you requested and received paper copies of the proxy materials by mail, our proxy materials also include the proxy card. These proxy materials, other than the proxy card, can be accessed at www.proxydocs.com/GHM.

The Securities and Exchange Commission’s (the “SEC”) e-proxy rules allow companies to post their proxy materials on the Internet and provide only a Notice of Internet Availability to stockholders as an alternative to mailing full sets of proxy materials except upon request. Similar to last year, we have elected to use this notice and access model. Unless you previously indicated your preference to receive paper copies of our proxy statement and Annual Report, you should have received a Notice of Internet Availability. The Notice of Internet Availability includes information on how to access our proxy materials on the Internet, how to vote and how to request a paper or email copy of the proxy materials at no extra charge this year or on an ongoing basis.

What am I voting on?

At the Annual Meeting, you will vote upon:

(1)	the election of two director nominees identified in this proxy statement;

(2)	a proposal to approve, on an advisory basis, the compensation of our named executive officers; and

(3)	a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025.

Will there be any other items of business addressed at the Annual Meeting?

As of the date of this proxy statement, we are not aware of any other matter to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

What must I do if I want to participate in the Annual Meeting?

You can participate in the Annual Meeting so long as you register in advance to virtually attend the Annual Meeting at www.proxydocs.com/GHM. You will be asked to provide the control number located inside the shaded gray box on your Notice of Internet Availability or proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. Please be sure to follow the instructions found on your Notice of Internet Availability, proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email.

By visiting www.proxydocs.com/GHM, pre-registering and then accessing the Annual Meeting as instructed, you will be able to participate in the Annual Meeting, vote your shares and ask questions during the meeting. However, if you do not comply with the procedures outlined above, you may not be admitted to the Annual Meeting.

As always, we encourage you to vote your shares prior to the Annual Meeting. This proxy statement furnishes you with the information you need in order to vote, whether or not you participate in the Annual Meeting.

GRAHAM CORPORATION 2024 PROXY STATEMENT	3

Questions and Answers About the Annual Meeting

Who may vote and how many shares can be cast?

If you owned shares of our common stock at the close of business on June 21, 2024, which is the record date for the Annual Meeting, then you are entitled to vote your shares at the Annual Meeting. At the close of business on the record date, we had 10,870,564 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal.

How do I vote?

Stockholder of Record: Shares Registered in Your Name. If on the record date, your shares of our common stock were registered directly in your name with our transfer agent, then you are a stockholder of record and your shares will be voted as you indicate. If you are a stockholder of record, there are four ways to vote:

•	By Internet at www.proxypush.com/GHM. We encourage you to vote this way.

•	By touch tone telephone: call toll-free at 1-866-256-0715.

•	By completing and mailing your proxy card (if you have requested and received a printed copy of the proxy materials).

•

By voting during the Annual Meeting before the polls close: To be admitted to the Annual Meeting and vote your shares, you must register and provide the control number as described in the Notice of Internet Availability or proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

Your vote is important. Whether or not you plan to virtually attend the meeting, we urge you to vote to ensure your vote is counted. You may still virtually attend and vote during the meeting if you have already voted by proxy. Only the latest vote you properly submit will be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If on the record date, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, which we collectively refer to as a broker, then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by that organization along with a voting instruction card. As a beneficial owner, you must vote your shares in the manner prescribed by your broker. Your broker has enclosed or otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Your shares will be voted as you indicate. Check the voting instruction card used by that organization to see if it offers Internet or telephone voting.

If you hold your shares in street name, you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxydocs.com/GHM. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Even if you plan to virtually attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you indicate when voting over the Internet or by telephone that you wish to vote as recommended by our Board or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

For a beneficial owner of shares held in street name, if a proposal is deemed “routine” and you do not give instructions to your broker or nominee, they may, but are not required to, vote your shares with respect to the proposal. If the proposal is deemed “non-routine” and you do not give instructions to your broker or nominee, they may not vote your

4	GRAHAM CORPORATION 2024 PROXY STATEMENT

Questions and Answers About the Annual Meeting

shares with respect to the proposal and the shares will be treated as broker non-votes. The determination of whether a proposal is “routine” or “non-routine” will be made by the New York Stock Exchange (“NYSE”) based on NYSE rules that regulate member brokerage firms. When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but may not otherwise be counted. We therefore encourage you to provide voting instructions on each proposal to the organization that holds your shares.

What constitutes a quorum for the Annual Meeting?

A quorum is required for our stockholders to conduct business at the Annual Meeting. Pursuant to our Amended and Restated By-laws (the “By-laws”), the holders of record of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting will constitute a quorum. Abstentions, broker non-votes, and “withhold” votes for election of directors will be counted for the purpose of determining the existence of a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

What vote is required to approve each proposal and how does the Board recommend that I vote?

The vote required to approve each proposal, and the Board’s recommendation with respect to each proposal are described below:

Proposal Number	Proposal Description	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes

One	Election of the two director nominees identified in this proxy statement	FOR each nominee	Plurality of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting(1)	None	None

Two	To approve, on an advisory basis, the compensation of our named executive officers	FOR	Majority of the votes cast on the proposal(2)	None	None

Three	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025	FOR	Majority of the votes cast on the proposal(3)	None	N/A because this proposal is a matter on which brokers may vote

(1)

Our stockholders elect directors by a plurality vote, which means that the director nominees receiving the most votes will be elected. A vote to “withhold” will have no effect on the election of director nominees because the nominees who receive the highest number of “for” votes are elected, and since the nominees are running unopposed they only need a single “for” vote to be elected. However, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than “for” such election must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of our Board. The Nominating and Corporate Governance Committee will recommend to the Board the action to be taken with respect to such resignation.

(2)

The advisory vote to approve the compensation of our named executive officers is not binding upon our Board or the Compensation Committee of our Board. However, the Board and the Compensation Committee will consider the outcome of this vote when making future compensation decisions.

(3)

We are presenting the appointment of Deloitte & Touche LLP to our stockholders for ratification. The Audit Committee of our Board will consider the outcome of this vote in its future discussions regarding the appointment of our independent registered public accounting firm.

GRAHAM CORPORATION 2024 PROXY STATEMENT	5

Questions and Answers About the Annual Meeting

How can I obtain a stockholder list?

A stockholder list will be available for examination by our stockholders during ordinary business hours throughout the ten-day period prior to the Annual Meeting at our principal executive offices at 20 Florence Avenue, Batavia, New York 14020, and during the meeting via the virtual meeting site, for any purpose germane to the meeting.

Can I change or revoke my vote?

Your attendance at the Annual Meeting will not automatically revoke your proxy. However, if you are a stockholder of record you can change or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	timely voting again via the Internet or by telephone;

•	delivering a timely written notice of revocation to our Corporate Secretary at Graham Corporation, 20 Florence Avenue, Batavia, New York 14020;

•	returning a timely, properly completed, later-dated proxy card to the address above; or

•	attending the Annual Meeting and voting again.

Only your last, properly submitted, timely vote will count at the Annual Meeting.

If you are a street name holder, you must contact your broker to receive instructions as to how you may revoke your proxy instructions.

We encourage you to vote in advance of the Annual Meeting to ensure your vote is counted should you be unable to participate in the Annual Meeting. Stockholders who have pre-registered to attend the Annual Meeting and who have not voted their shares prior to the Annual Meeting or who wish to change their vote will be able to vote their shares electronically at the Annual Meeting while the polls are open. If you properly provide your proxy in time to be voted at the Annual Meeting, it will be voted as you specify unless it is properly revoked prior thereto. If you properly provide your proxy but do not include your voting specifications, the shares represented by the proxy will be voted in accordance with the recommendations of the Board, as described in this proxy statement.

Who is paying for this proxy solicitation?

This proxy solicitation is made by our Board on our behalf, and we will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone or other means of communication. We will not compensate our directors, officers or employees for making proxy solicitations on our behalf. We will provide persons holding shares in their name or in the names of nominees, which in either case are beneficially owned by others, soliciting materials for delivery to those beneficial owners and will reimburse the record owners for their expenses in doing so.

Can I ask questions at the Annual Meeting?

If you registered in advance and attend the Annual Meeting, you may submit questions during the Annual Meeting. We encourage you to submit questions at www.proxydocs.com/GHM after logging in with your unique control number provided in connection with your pre-registration for the Annual Meeting.

We expect to respond to questions during the Annual Meeting that are pertinent to meeting matters as time permits. We may group together questions that are substantially similar to avoid repetition.

How can I find out the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting.

6	GRAHAM CORPORATION 2024 PROXY STATEMENT

Questions and Answers About the Annual Meeting

Where can I obtain additional information?

You can obtain, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (“fiscal year 2024”) by:

•	accessing our website at www.grahamcorp.com under the heading “Investor Relations”;

•	writing to us at: Graham Corporation, Attention: Annual Report Request, 20 Florence Avenue, Batavia, New York 14020; or

•	telephoning us at (585) 343-2216.

You can also obtain a copy of our Annual Report on Form 10-K and all other reports and information that we file with, or furnish to, the SEC from the SEC’s EDGAR database located at www.sec.gov.

GRAHAM CORPORATION 2024 PROXY STATEMENT	7

Proposal One: Election of Directors • Nominees Proposed for Election as Directors at the Annual Meeting

Proposal One:

Election of Directors

The Board currently consists of seven members which will be reduced to six following the Annual Meeting. Our By-laws provide for a classified board of directors consisting of three classes of directors, with each class serving a staggered three-year term. As a result, stockholders elect only a portion of our Board each year. The terms of three of our directors, Alan Fortier, Lisa M. Schnorr and Daniel Thoren, will expire at the Annual Meeting.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously nominated Lisa M. Schnorr and Daniel Thoren for election as directors. If elected, each of Ms. Schnorr and Mr. Thoren will hold office for a three-year term expiring in 2027 or until his or her successor is duly elected and qualified. Mr. Fortier’s service as a director will end at the Annual Meeting. Our Board does not contemplate that either of the nominees will be unable to serve as a director, but if that contingency should occur before the proxies are voted, the designated proxies reserve the right to vote for such substitute nominee(s) as they, in their discretion, determine. Our By-laws do not permit re-election after a director reaches the age of 75.

Board Recommendation

The Board unanimously recommends a vote FOR the election of each of Ms. Schnorr and Mr. Thoren as a director to serve for a three-year term expiring in 2027.

Nominees Proposed for Election as Directors at the Annual Meeting

Lisa M. Schnorr

Ms. Schnorr has served as a director since 2014. Before retiring in May 2021, she worked for Constellation Brands (NYSE: STZ), a Fortune 500 company and a leading international producer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand and Italy. Ms. Schnorr joined Constellation Brands in 2004 and earned promotions through a series of positions with increasing responsibility, including Vice President of Compensation and HRIS (2011-2013), Senior Vice President of Total Rewards (2014-2015), Corporate Controller (2015-2017), Chief Financial Officer of the Wine & Spirits Division (2017-2019), and Senior Vice President and Project Lead of Digital Enablement (2019-2021). Before joining Constellation Brands, Ms. Schnorr held financial and accounting positions at various public and private companies and she began her career in 1987 at PricewaterhouseCoopers (formerly Price Waterhouse), all in Rochester, New York. Ms. Schnorr has been a member of the board of directors of Vintage Wine Estates (NASDAQ: VWE), since June 2021 where she serves as Chair of the Audit Committee and Warrior Met Coal (NYSE: HCC), since August 2022 where she serves as Chair of the Nominating and Corporate Governance Committee. She holds a B.S. degree in Accounting from the State University of New York at Oswego.

Former Senior Vice President and Project Lead, Digital Enablement for Constellation Brands, Inc. AGE DIRECTOR SINCE 58 2014 TERM EXPIRES 2024 COMMITTEES ▶ Audit (Chair) ▶ Compensation

Qualifications

With her background and experience in strategic planning, audit, financial planning and analysis, capital allocation, public company governance and risk management, human resources and investor relations, Ms. Schnorr offers a global business and organizational perspective to the Board. The Board believes that Ms. Schnorr’s background and expertise enables her to guide us through a continued period of organic and acquisition-related growth and allows her to provide insight and leadership to our Audit Committee and Compensation Committee.

8	GRAHAM CORPORATION 2024 PROXY STATEMENT

Proposal One: Election of Directors • Nominees Proposed for Election as Directors at the Annual Meeting

Daniel J. Thoren

Mr. Thoren has served as our Chief Executive Officer since September 2021 and became our President and Chief Operating Officer in June 2021. Prior to joining the Company, Mr. Thoren had been employed by Barber-Nichols, LLC (“Barber-Nichols”), a premier supplier of specialty turbomachinery, pumps and electronic drives that address critical applications for the defense and aerospace/space industries, from 1991 until we acquired Barber-Nichols in June 2021, and served in progressively increasing roles, including his service as Barber-Nichols’ President and Chief Executive Officer from 1997 until May 2021 and its Chairman of the Board of Directors through June 2021.

Chief Executive Officer of the Company AGE DIRECTOR SINCE 61 2021 TERM EXPIRES 2024

Qualifications

As our Chief Executive Officer, and as a result of his day-to-day leadership of the business, Mr. Thoren provides the Board with valuable insight regarding the operations of our Company and our management team and he performs a critical role in the Board’s discussions regarding strategic planning and development. Our Board also benefits from Mr. Thoren’s proven strong leadership skills and experience at Barber-Nichols.

Directors Whose Terms Expire at the Annual Meeting

Alan Fortier

Mr. Fortier has served as President of Fortier & Associates, Inc., a strategy and profit improvement consulting firm focused on capital goods and chemicals companies, since 1988. Over his 30+ year consulting career he has helped hundreds of manufacturing businesses exceed aggressive profit targets, in all regions globally. He has also been a Strategic Advisory Board member for Genstar Capital, a middle market private equity group with over $30 billion in assets under management, since January 2019. In addition, between 2007 and 2016, Mr. Fortier was a guest lecturer at Columbia Business School’s MBA and Executive Education programs. Prior to entering consulting he held technical and management positions with DuPont.

President of Fortier & Associates, Inc. AGE DIRECTOR SINCE 67 2008 TERM EXPIRES 2024 COMMITTEES ▶ Compensation ▶ Nominating and Corporate Governance

Qualifications

Mr. Fortier brings to the Board more than 35 years of global industrial experience as a strategy and execution consultant and manager. Our Board and management team benefit from his extensive background in our served markets, including energy, petrochemicals, chemicals and large engineering firms, as well as his extensive experience advising boards and senior executives of global capital goods businesses on business strategy, mergers and acquisitions, global growth, pricing, organizational development and management control.

Directors Whose Terms do not Expire at the Annual Meeting

Cari L. Jaroslawsky

Ms. Jaroslawsky is the founder and President of Compliance Right, LLC, a board and executive consulting service provider formed in January 2022. Ms. Jaroslawsky served as the Senior Vice President and General Manager of Eaton Mission Systems, a leading aerospace and defense manufacturer and a division of Eaton Corporation plc (“Eaton”), from January 2019 until her retirement in December 2022, having previously served as Senior Vice President of Finance from October 2016 to December 2018 for Cobham International until it was acquired by Eaton. Prior to her position with Cobham International, Ms. Jaroslawsky served as the Chief Financial Officer and Treasurer of Servotronics, Inc. (NYSE American: SVT), a designer and manufacturer of advanced technology and consumer products, from 2005 until 2016. Ms. Jaroslawsky is a certified public accountant. She also serves on the board of directors of Rand Capital Corporation (Nasdaq: RAND).

President of Compliance Right, LLC AGE DIRECTOR SINCE 55 2022 TERM EXPIRES 2025 COMMITTEES ▶ Audit ▶ Nominating and Corporate Governance (Chair)

Qualifications

Ms. Jaroslawsky brings to the Board substantial operational and leadership experience, defense industry knowledge and a significant background in accounting and financial matters, including through her prior service as the Chief Financial Officer and Treasurer of a publicly traded company.

GRAHAM CORPORATION 2024 PROXY STATEMENT	9

Proposal One: Election of Directors • Directors Whose Terms do not Expire at the Annual Meeting

Jonathan W. Painter

Mr. Painter has served as the Chair, since July 2019, and a director, since January 2010, of Kadant Inc. (NYSE: KAI), a leading global supplier of components and engineered systems used in process industries, including the pulp and paper industry. Mr. Painter served as President and Chief Executive Officer of Kadant from January 2010 to July 2019 and as President and Chief Operating Officer from September 2009 to December 2009.

Chair of Kadant Inc. AGE DIRECTOR SINCE 65 2014 TERM EXPIRES 2025 CHAIR OF THE BOARD COMMITTEES ▶ Audit ▶ Compensation

Qualifications

Mr. Painter brings valuable experience to the Board and management as a former executive officer of a public company that, similar to us, is in the business of designing, manufacturing and marketing specialized, engineered equipment. The Board believes that Mr. Painter’s diverse experience in operations, finance, mergers and acquisitions and corporate strategy enables him to provide critical insight to the Board and management that will help us to achieve our strategic goals.

James J. Barber, Ph.D.

Dr. Barber has been an independent consultant and the principal of Barber Advisors, LLC, a consulting business advising firms and non-profits in the areas of strategy, management, marketing and operations, since September 2007. From January 2000 to May 2007, Dr. Barber was the President and Chief Executive Officer of Metabolix, Inc. (NASDAQ: MBLX), currently known as Yield10 Bioscience, Inc. (OTC: YTEN), a bioscience company focused on plastics, chemicals and energy. He was responsible for transforming Metabolix, Inc. from a research boutique into a leader in “clean tech” and industrial biotechnology.

Dr. Barber served as the independent non-executive Chair of Itaconix plc (formerly Revolymer plc) (LON: ITX), a specialty chemicals company, from December 2018 to July 2022, and served as a non-executive director of Itaconix plc from September 2016 to November 2018. He has also served as a director of numerous private companies.

Independent Consultant and Principal of Barber Advisors, LLC AGE DIRECTOR SINCE 70 2011 TERM EXPIRES 2026 COMMITTEES ▶ Audit ▶ Compensation (Chair) ▶ Nominating and Corporate Governance

Qualifications

Dr. Barber brings to our Board substantial executive level leadership experience and a deep understanding of product and business development in highly technical industries and alternative energy markets. Dr. Barber also has significant experience in structuring both joint venture and acquisition transactions.

Troy A. Stoner

Mr. Stoner has served as the Senior Director, Electronic Systems for Maritime and Intelligence Systems, Space Intelligence and Weapons Systems division of Boeing Defense, Space and Security since June 2023. Mr. Stoner served as Chief Executive Officer of Argon ST, a specialist in systems engineering and a subsidiary of The Boeing Company from April 2020 until May 2023. Prior to that, Mr. Stoner served Boeing in a series of advancing roles including Senior Program Manager, Missions & Payloads, Autonomous Systems from December 2019 to March 2020, Senior Manager, Autonomous Systems, Boeing Strategy from November 2017 to November 2019, Senior Maritime Representative, Boeing Global Sales and Marketing, April 2016 to October 2017, and Senior Manager, Boeing Strategy from May 2015 to March 2016. Mr. Stoner retired from the U.S. Navy after 30 years of service.

Senior Director, Electronic

Systems, Maritime &

Intelligence Systems, Space

Intelligence & Weapons

Systems division of Boeing

Defense, Space and Security

AGE       DIRECTOR SINCE

60       2022

TERM EXPIRES

2026

COMMITTEES

▶  Compensation

▶  Nominating and Corporate

   Governance

Qualifications

Mr. Stoner brings to the Board extensive business experience with strategy, leadership and operations at companies within the defense, space and security markets. Our Board and management team value his in-depth knowledge of the U.S. Navy as well as his extensive expertise in military defense systems and U.S. Navy planning and procurement processes.

10	GRAHAM CORPORATION 2024 PROXY STATEMENT

Corporate Governance • Director Independence

Corporate Governance

Director Independence

Our Corporate Governance Guidelines provide that the independence standards of the NYSE govern the independence determinations for the members of our Board. The Board has affirmatively determined that each of Messrs. Barber, Fortier, Painter and Stoner, and Mses. Jaroslawsky and Schnorr is independent and has no material relationship with us as required by the independence standards of the NYSE. Mr. Thoren, our Chief Executive Officer and employee, is not independent.

Board Leadership Structure

Mr. Painter, a non-executive independent director, serves as Chair of the Board. Our Board believes that its leadership structure, with a non-executive Chair position separate from our Chief Executive Officer, provides appropriate, independent oversight of management. The Chair of our Board presides at all meetings of the Board and stockholders; presides during regularly held sessions with only the independent directors; encourages and facilitates active participation of all directors; develops the calendar of and agendas for Board meetings in consultation with our Chief Executive Officer and other members of the Board; determines, in consultation with our Chief Executive Officer, the information that should be provided to the Board in advance of meetings; and performs any other duties requested by the Board from time to time.

Committees and Meetings of the Board; Meeting Attendance

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The duties and responsibilities of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are set forth in their respective charters and are described below. The current charter of each committee is available on our website at www.grahamcorp.com under the heading “Investor Relations” and the subheading “Governance.”

The following table lists the current membership of the committees of the Board and the Chairs of each committee.

Committee Membership
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

James J. Barber

Alan Fortier

Cari L. Jaroslawsky

Jonathan W. Painter

Lisa M. Schnorr

Troy A. Stoner

= Chair

= Member

During fiscal year 2024, the Board met seven times, the Audit Committee met fourteen times, the Compensation Committee met six times, and the Nominating and Corporate Governance Committee met four times. During fiscal year 2024, each of our then serving directors attended at least 75% of the meetings of the Board and the committees on which they served.

GRAHAM CORPORATION 2024 PROXY STATEMENT	11

Corporate Governance • Committees and Meetings of the Board; Meeting Attendance

The non-management directors meet without members of management present during regularly scheduled executive sessions and at such other times as they deem necessary or appropriate. The Chair of the Board presides over these executive sessions.

Our policy requires that each director attend our annual meeting of stockholders or provide the Chair of the Board with advance notice of the reason for not attending. All of our then serving directors attended our 2023 annual meeting of stockholders.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has affirmatively determined that each member of the Audit Committee satisfies the independence standards of the NYSE applicable to audit committee members and applicable SEC rules. The Board has also determined that each of Mses. Jaroslawsky and Schnorr qualifies as an “audit committee financial expert” in accordance with applicable SEC rules based on their education and extensive professional work experience as described in each of their biographies under “Proposal One: Election of Directors.”

The Audit Committee reviews with Deloitte & Touche LLP, our independent registered public accounting firm, our financial statements and internal control over financial reporting, Deloitte & Touche LLP’s auditing procedures and fees, and the possible effects of professional services upon the independence of Deloitte & Touche LLP.

The Audit Committee works closely with the Board, our executive management team and our independent registered public accounting firm to assist the Board in overseeing our accounting and financial reporting processes and financial statement audits. In furtherance of these responsibilities, the Audit Committee assists the Board in its oversight of:

•	the integrity of our financial statements and internal controls;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm;

•	the planning for and performance of our internal audit function; and

•	risk management (including risk management relating to cybersecurity).

In addition, the Audit Committee’s responsibilities include reviewing and overseeing any transactions between us and any related person as defined by the SEC’s rules and discussing our guidelines and policies with respect to risk assessment and risk management. The Audit Committee is also responsible for preparing the Audit Committee’s report that the SEC’s rules require to be included in our annual proxy statement, and performing such other tasks that are consistent with the Audit Committee’s charter. The Audit Committee’s report appears under the heading “Report of the Audit Committee.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee evaluates, interviews and nominates candidates for election to the Board and is responsible for oversight of our corporate governance practices.

When identifying director nominees, the Nominating and Corporate Governance Committee solicits suggestions from incumbent directors, management and stockholders. In identifying and evaluating nominees, the Nominating and Corporate Governance Committee seeks candidates possessing the highest standards of personal and professional ethics and integrity; practical wisdom, independent thinking, maturity and the ability to exercise sound business judgment; skills, experience and demonstrated abilities that help meet the current needs of the Board; and a firm commitment to the interests of our stockholders. Although the Nominating and Corporate Governance Committee does not maintain a specific written diversity policy, it recognizes the value of diversity and seeks diverse candidates when possible and appropriate and considers diversity in its review of candidates. The Nominating and Corporate Governance Committee believes that diversity includes not only gender and ethnicity, but the various perspectives that come from having differing geographic and cultural backgrounds, viewpoints and life experiences.

12	GRAHAM CORPORATION 2024 PROXY STATEMENT

Corporate Governance • Committees and Meetings of the Board; Meeting Attendance

In addition, the Nominating and Corporate Governance Committee takes into consideration such other factors as it deems appropriate. These factors may include knowledge of our industry and markets, experience with businesses and other organizations of comparable size, the interplay of the nominee’s experience with the experience of other members of the Board, and the extent to which the candidate would be a desirable addition to the Board and any of its committees. The Nominating and Corporate Governance Committee may consider, among other factors, experience or expertise in our industry, global business, science and technology, competitive positioning, corporate governance, risk management, finance or economics, and public affairs.

Stockholders entitled to vote in the election of directors at any annual meeting may recommend candidates for consideration by the Nominating and Corporate Governance Committee as potential nominees by submitting written recommendations to the attention of our Corporate Secretary at the following address: Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. Stockholder recommendations must contain: (i) each candidate’s name, age, business and residence addresses; (ii) the candidate’s principal occupation or employment; (iii) each candidate’s written consent to serve as a director, if elected; (iv) whether each candidate would be an independent director if elected, and the basis therefore, under the NYSE listing standards; (v) a description of the candidate’s qualifications to be a director; and (vi) such other information regarding each candidate as would be required to be included in the proxy statement pursuant to the SEC’s rules. Any stockholder submitting a recommendation must provide his or her own name and address as they appear on our books and records, as well as the class and number of our shares owned of record and the dates he or she acquired such shares. In addition, any stockholder submitting a recommendation must provide (i) a description of all arrangements or understandings between the stockholder and each candidate and any other person pursuant to which the nominations were made; (ii) the identification of any person retained by the stockholder or by any candidate, or any person acting on his or her behalf to make solicitations for the purpose of electing such candidate and a brief description of the terms of such arrangement; (iii) a description of any arrangement, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the Company’s share price, or increase or decrease the voting power of the stockholder or beneficial owner with respect to the Company’s shares, and the stockholder’s agreement to notify the Company in writing within five business days after the record date for such meeting of any such arrangement in effect as of the record date for the meeting; and (iv) any such information regarding the stockholder as would be required to be included in a proxy statement or provided to the Company pursuant to the SEC’s rules. The Nominating and Corporate Governance Committee will evaluate director candidates proposed by stockholders using the same criteria, and in the same manner, as described above for other potential nominees.

In addition, the Nominating and Corporate Governance Committee assists the Board in its oversight of our strategies, policies and practices relating to environmental and social matters as well as executive officer succession.

Compensation Committee

The Compensation Committee annually reviews and approves the goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance and either as a committee or with the other independent directors of the Board, determines and approves the Chief Executive Officer’s compensation levels.

The Compensation Committee also annually reviews and approves salaries, incentive cash awards and other forms of compensation paid to our other executive officers, approves recipients of equity-based awards and establishes the number of shares and other terms applicable to such awards. The Compensation Committee also construes the provisions of and generally administers the 2020 Graham Corporation Equity Incentive Plan, as amended (the “2020 Plan”), and any successor plan thereto. The Compensation Committee operates pursuant to its charter and may delegate its authority or responsibility to one or more subcommittees.

The Compensation Committee also reviews and makes recommendations regarding the compensation paid to the Board. More information about the compensation of our directors is set forth under the heading “Director Compensation.” The Compensation Committee annually conducts a performance evaluation of its operation and function and recommends any proposed changes to the Board for approval.

In addition, the Compensation Committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that is included in our annual proxy statement and performing such other tasks that are consistent with its charter.

The Compensation Committee recognizes the importance of using an independent consultant that provides services solely to the Compensation Committee and not to management. The Compensation Committee engaged an

GRAHAM CORPORATION 2024 PROXY STATEMENT	13

Corporate Governance • Committees and Meetings of the Board; Meeting Attendance

independent compensation consultant in fiscal year 2024. For more information on the role of the Compensation Committee in determining executive compensation, including its use of an independent consultant, see “Compensation Discussion and Analysis” under the heading “Executive Compensation.”

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board in its governance of our business and corporate operations. The Corporate Governance Guidelines are available on our website at www.grahamcorp.com under the heading “Investor Relations” and the subheadings “Governance” and “Governance Documents.”

Political Contribution Policy Statement

The Board has adopted a political contribution policy statement, which outlines the Company’s policies, procedures and philosophy regarding its political contributions and activities. It is the Company’s policy not to make independent political expenditures in support of the election or defeat of particular candidates and not to maintain a political action committee. This policy is available on our website at www.grahamcorp.com under the heading “Investor Relations” and the subheadings “Governance” and “Governance Documents.”

Board Policy on Stockholder Rights Plans

We do not have a “poison pill” or stockholder rights plan. If we were to adopt a stockholder rights plan, the Board would seek prior stockholder approval of the plan unless, due to timing constraints or other reasons, a majority of independent directors of the Board determines that it would be in the best interests of stockholders to adopt a plan before obtaining stockholder approval. If a stockholder rights plan is adopted without prior stockholder approval, the Board will submit the plan for approval by stockholders prior to the first anniversary of the effective date of the plan or the plan will otherwise terminate.

The Board’s Role in Risk Oversight

The Board oversees our risk profile and management’s processes for managing risk, primarily through the Board’s committees. Our Audit Committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes. Additionally, our Audit Committee monitors and directs the formal risk management projects implemented by management, including cybersecurity. Our Nominating and Corporate Governance Committee focuses on the management of risks associated with board organization, membership and structure, corporate governance, and the recruitment and retention of talented Board members. Additionally, our Nominating and Corporate Governance Committee focuses on the management of risks associated with executive officer succession. Our Compensation Committee focuses on the management of risks that could arise from our compensation policies and programs and, in particular, our executive compensation programs and policies.

As part of its risk oversight responsibilities, the Board and its committees review the policies and processes that senior management uses to manage our risk exposure. In doing so, the Board and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to the Company, including, but not limited to, operational, financial, legal, regulatory, strategic and information technology risks (including with respect to cybersecurity).

Communications from Stockholders and other Interested Parties

Stockholders and other interested parties who wish to contact the Board or an individual director, including the independent Chair of the Board or independent directors as a group, should send their communications to the attention of the Corporate Secretary, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. The Corporate Secretary will forward all such communications as directed unless the communication is inappropriate.

14	GRAHAM CORPORATION 2024 PROXY STATEMENT

Environmental and Social Matters • Commitment to Sustainability

Environmental and Social Matters

Commitment to Sustainability

Oversight

Graham Corporation is committed to embedding sustainability throughout our business. We believe that all our stakeholders must be considered in our everyday actions. We continue to enhance our sustainability strategy to align with the broader transformation of our business. Our executive management team recognizes the importance of embedding environmental and social priorities within our business operations and an enhanced and modernized strategy intended to drive additional progress on initiatives that promote sustainability and increase transparency. Mr. Thoren, our Chief Executive Officer, is the lead officer responsible for overseeing and advancing the Company’ efforts with respect to sustainability initiatives. In such capacity, Mr. Thoren reviews our environmental, social and governance (“ESG”) efforts with the Board and the various Board committees as appropriate.

We have established ESG working groups at each of our companies that are responsible for leading our ESG strategy and monitoring our corporate social responsibility and environmental accountability initiatives. These groups include cross-functional subject matter experts from across the business. Against this backdrop, we have, with the assistance of outside expertise, performed an assessment of key indicators and engaged with our internal and external stakeholders on sustainability topics to help further inform our future direction and tenets. This ESG working group oversees Graham’s sustainability strategy and subsequent disclosures, including the production of our 2024 Sustainability Accounting Standards Board (SASB) Factsheet available on our website. The four tenets of our ESG strategy are shown below:

Environment

We believe that a focus on environmental stewardship is fundamental and integral to the work we do every day to serve our customers, create value for our stockholders, and benefit our global community. We have taken steps at both our business units in Batavia, New York and Arvada, Colorado to improve energy efficiencies and air quality that are intended to lessen our impact on the environment. Notably:

•	Encouraged environmentally friendly workplace practices by supporting recycling and separation of waste throughout our offices;

•	Installed new Electro Chemical Machine reducing hazardous waste generation by 50%;

•	Received four additional electric vehicle charging stations to install in 2024;

•	Installed scrubber/handlers in plate burn area, improving air quality;

•	Developed NextGen steam nozzle to reduce steam use and CO2 emissions by up to 10%.

We have over 595 employees across our global facilities, including our 43,000 square foot, state-of-the-art manufacturing plant that is part of the 101,000 square foot campus in Arvada, Colorado, where our commitment to reducing the waste we generate and utilizing our expertise to produce high quality and sustainable products. Each of our facilities are diligent in controlling hazardous waste and ensuring wastewater and storm sewer discharges are monitored to support greater access to clean water. Additionally, a key aspect of our ESG strategy is climate change. We help minimize our environmental footprint with Adopt-A-Street activities, factory recycling programs, electric car charging stations, and energy saving initiatives like LED lighting, motion sensors for lighting, smart compressors to manage energy loads and installing programmable thermostats in our facilities.

GRAHAM CORPORATION 2024 PROXY STATEMENT	15

Environmental and Social Matters • Commitment to Sustainability

Our People

At Graham, we believe our most important asset is our people. We are committed to fostering and embracing a Graham community in which employees share a mutual understanding and respect for each other. Our pledge to diversity and equality encompasses our commitment to create a work environment which embraces inclusion regardless of race, color, religion, gender, sexual orientation, gender identity, national origin, age, genetic information, marital status, amnesty, pregnancy, childbirth, disability, veteran status, or medical conditions. We continually strive to use our knowledge, talents, and resources to improve the quality of life of our workforce. In 2023, Barber-Nichols was recognized in Glassdoor’s Best Places to Work, ranking 10 out of 50 in the U.S. small and medium company category. Glassdoor’s analysis is based solely on the input of employees who complete an anonymous review about their job, work environment and employer.

Diversity, Equality & Inclusion (“DEI”) is very important to us at Graham. Our commitment starts with our goal of attracting, retaining, and developing a workforce that is diverse in background, knowledge, skill, and experience. In 2023, we started a Women in Manufacturing group to attract and promote women in our workplace. As of December 31, 2023, women represented approximately 20% and self-identified racial and ethnic minorities represented approximately 9.4% of our workforce, up from 8% as of March 31, 2023 and 5% as of March 31, 2022. We strive to mirror our local communities through recruitment in our high schools and community colleges.

Our management recognizes that a diverse workforce and a culture of equity and inclusion helps us compete more effectively, sustain success, and build long-term shareholder value. We encourage every one of our team members to form deeper relationships with those around them based on mutual respect, dignity, and understanding. Furthermore, to encourage productive conversations within our organization, we have implemented employee engagement surveys. Graham has robust non-discrimination and anti-harassment policies as outlined in our employee handbook, as well as a formal Code of Business Conduct and Ethics.

We believe that employee development is vital to our continued success, and we support the development of our employees through programs such as our internal weld school training, our partnerships with community colleges, our tuition assistance program, and management training classes. Our management is continuously focused on developing an inclusive and respectful work environment where our employees are highly engaged and motivated.

We are dedicated to ensuring the health and safety of our team members by supporting the whole person. Our dedicated global health and safety function is executed through our business unit safety committees to ensure that employees are trained on best practices to create a safe and healthy workplace for all. Arvada has met the requirements to be certified as a Safety and Health Achievement Recognition Program by the Occupational Safety and Health Administration. To ensure the health and wellbeing of our employees, we aim to provide a robust health and wellness package. Some of the various benefits we offer include:

•	Competitive medical, dental and vision benefits;

•	Flexible spending and health savings accounts for both healthcare and dependent care;

•	Short- and long-term disability insurance;

•	Paid maternity and parental leave;

•	401(k) retirement savings program, including company matching contributions, and employee stock purchase plan;

•	Employee Assistance Program providing free counseling services; and

•	Wellness incentives, including a wellness consultant.

Our Communities

We believe that investing in local communities to create positive social and economic outcomes is at the heart of generating social impact. We believe that to be successful we need to push ourselves to do our best, for our customers, for our stockholders, for the Company, for ourselves, for those around us, and for the world that we all share. We are committed to supporting the communities in which we do business by leveraging the power of our Company through donations, scholarships, education and participation with certain charitable organizations. We strive to use our capabilities, reach and resources to make a lasting difference in the world. Notably:

•	We are proud to have continued working with several local schools to help teach students about careers and opportunities in engineering and advanced manufacturing.

16	GRAHAM CORPORATION 2024 PROXY STATEMENT

Environmental and Social Matters • Commitment to Sustainability

•

We participated in the Genesee, Livingston, Orleans, and Wyoming (“GLOW”) Corporate Cup. The goal of this event is for local businesses to form racing teams, compete in a fun atmosphere, and crown a winner of the Corporate Cup. With the proceeds raised from this event, the YMCA is able to fulfill its mission of youth development, healthy living and social responsibility in the GLOW region.

•	We implemented a United Way Day of Giving, the largest community-wide volunteer event across our region serving Genesee, Livingston, Monroe, Ontario, Wayne, and Wyoming counties.

•

We donated time and resources to a number of charities including the Special Olympics, Habitat for Humanity, Family Tree, Community Table Food Bank, National Foundation to End Child Abuse and Neglect, Cystic Fibrosis Foundation, Outdoor Labs, Puppy Rescue, and Adopt-A-Tree Clean-ups.

We believe the industry needs to engage with young people, be more inclusive and employ people from a diverse range of backgrounds. As key stakeholders in the industry, we partnered with nonprofit organizations to implement elementary school Science, Technology, Engineering and Math (“STEM”) programs, where over 30 volunteers engaged in science fair judging, tours, and career fairs and created STEM kits to support educational endeavors. Furthermore, we facilitated weld training programs with local high schools and community colleges, and serve on their industry partner committees. Also, we assisted with college scholarship funds at many local colleges and universities, including Red Rocks Community College, Warren Tech, University of Colorado and Colorado State University.

We believe it is our responsibility to respect human rights in our operations, including, among other things, by opposing human trafficking and the exploitation of children. Accordingly, we have adopted a Human Rights Policy Statement to emphasize our strong commitment to human rights. As another part of being a good corporate citizen, we adopted a Conflict Minerals Policy that is intended to support our commitment to sourcing components and materials from companies that share our values around human rights and ethics. Both policies are available on our website at www.grahamcorp.com under the heading “Investor Relations” and the subheadings “Governance” and “Governance Documents.”

Corporate Governance

Graham is committed to achieving excellence in our corporate governance practices. We emphasize a culture of accountability and conduct our business in a manner that is fair, ethical, and responsible to earn the trust of our stakeholders. The Company has corporate governance and sustainability policies and structures in place to foster accountability and transparency. These policies reflect our underlying commitment to maintain the highest standards of ethics and integrity and to operate our business in compliance with all applicable anti-corruption, anti-bribery, and anti-trust laws and regulations.

The Board of Directors is comprised of a majority of independent directors as defined by the NYSE listing standards and the Board’s Corporate Governance Guidelines. All of the Board committees are comprised entirely of independent directors.

Graham recognizes that effectively managing enterprise risks is critically important to the long-term success of our business. Management is responsible for our company’s day-to-day risk management activities. Our company relies on a comprehensive risk management process to aggregate, monitor, measure, and manage risks. While we exercise oversight, we do not have full control over our supply chain nor the suppliers we do business with; however, we continually seek to partner with suppliers that share common values and a shared commitment to our ESG objectives.

As a global leader in the design and manufacture of critical electronics-enhanced turbomachines and turbomachine-based subsystems as well as vacuum and heat exchangers technologies, Graham is a trusted partner that meets the industry’s high bar for data resiliency and security. We leverage the latest encryption configurations and technologies on our systems, devices, and third-party connections and further vet third-party vendors’ encryption, as required, through our vendor management process.

We routinely engage with our stakeholders to better understand their views on ESG matters, carefully considering the feedback we receive and acting when appropriate. For more information, please visit our website at www.grahamcorp.com under the heading “Investor Relations.”

Additionally, in furtherance of our ESG objectives, we implemented in fiscal year 2024 our Anti-Bribery and Anti-Corruption Policy, we implemented in the fiscal year ended March 31, 2023 (“fiscal year 2023”) our Human Rights Policy, Code of Vendor Conduct, and Enterprise Level Environmental Policy, and we implemented in the fiscal year

GRAHAM CORPORATION 2024 PROXY STATEMENT	17

Environmental and Social Matters • Commitment to Sustainability

ended March 31, 2021, our Conflict Minerals Policy, each described below and available on our website at www.grahamcorp.com under the heading “Investor Relations” and the subheadings “Governance” and “Governance Documents.”

Human Rights Policy

Our Human Rights Policy sets forth our views on the health and safety standards we strive to provide to our employees, our intolerance for forced or involuntary labor of any kind, and our commitment to providing equal opportunity in all aspects of employment. Human rights are generally defined as the basic freedoms believed to be inherent to all people as outlined in the United Nations Universal Declaration for Human Rights, which focuses on dignity, respect and equality, without discrimination.

Enterprise Level Environmental Policy

Our Enterprise Level Environmental Policy focuses on our belief that environmental stewardship is fundamental and integral to the work we do every day to serve our customers, create value for our stockholders, and benefit our global community. We believe that our focus on environmental sustainability, with the objective of reducing costs and improving sustainability of our operations, will provide us with a strategic benefit. Through our Enterprise Level Environmental Policy we will continue to engage with suppliers throughout our global value chain to manage these impacts in order to conserve resources, reduce costs, and promote ethical practices.

Conflict Minerals Policy

Our Conflict Minerals Policy outlines our commitment to sourcing components and materials from companies that share our values around human rights and ethics. We strive to utilize suppliers with products that are conflict free. We undertake due diligence processes to support our efforts and expect our suppliers to source products and develop reasonable due diligence frameworks and policies designed to prevent conflict minerals from being included in our products. We encourage our employees, vendors, or other partners to notify us of any issues or concerns regarding our supply chain, including issues and concerns relating to conflict minerals.

Anti-Bribery and Anti-Corruption Policy

Our Anti-Bribery and Anti-Corruption Policy sets forth our commitment to ensuring that our employees, affiliates, and others acting on our behalf abide by all international and local laws that collectively prohibit bribery and corruption in countries where we conduct business. We prohibit any form of bribery or corruption, including giving, offering, promising or receiving Anything of Value (as defined in the Anti-Bribery and Anti-Corruption Policy), directly or indirectly with the intent to obtain an improper business advantage.

Code of Vendor Conduct

Our Code of Vendor Conduct specifies the behaviors, practices and regulations we expect to see practiced in all stages of our supply chain. The Code of Vendor Conduct is focused on ensuring that our vendors, suppliers, and other business partners, including their employees, agents, and suppliers, act in a way that is ethical, corporately responsible, and aims to promote compliance with applicable laws and regulations.

18	GRAHAM CORPORATION 2024 PROXY STATEMENT

Executive Officers

Executive Officers

As of June 21, 2024, we were served by the following executive officers and Section 16 officers, each of whom was appointed by the Board:

Daniel J. Thoren, age 61, has served as our Chief Executive Officer since September 2021 and became our President and Chief Operating Officer in June 2021. Further information about Mr. Thoren is set forth under “Proposal One: Election of Directors.”

Christopher J. Thome, age 53, became our Vice President – Finance and Chief Financial Officer in April 2022 and our Chief Accounting Officer and Corporate Secretary in July 2022. Prior to joining the Company since February 2020, Mr. Thome served as Corporate Controller and Treasurer of Allient Inc. (NASDAQ: ALNT), formerly known as Allied Motion Technologies Inc., a producer of precision and specialty motion, control and power quality components and systems. From July 2006 to February 2020, he held progressively advancing roles at Integer Holdings Corporation (NYSE: ITGR), a provider of advanced medical device outsourcing, including Senior Director–Treasurer and Senior Director–Financial Reporting, Treasury Operations and Shared Services. Mr. Thome is a certified public accountant.

Matthew Malone, age 37, became our Vice President and General Manager – Barber-Nichols in June 2021. Prior to joining the Company, Mr. Malone served as the President and Chief Executive Officer of Barber-Nichols since May 2021, having previously served as Barber-Nichols Vice President of Operations from May 2020 to May 2021, Project Management Office Manager from November 2017 to May 2020, and Project Engineer from July 2015 to November 2017. Prior to Barber-Nichols, Mr. Malone began his career at GE Transportation where he held a variety of progressively challenging engineering and management positions.

Alan E. Smith, age 57, became our Vice President and General Manager – Batavia in July 2015. Mr. Smith served as our Vice President of Operations from July 2007 until July 2015. Previously, from 2005 until July 2007, Mr. Smith served as Director of Operations for Lydall, Inc., a designer and manufacturer of specialty engineering products. Prior to that, he had been employed by us for fourteen years, progressing from Project Engineer to Engineering Manager.

GRAHAM CORPORATION 2024 PROXY STATEMENT	19

Executive Compensation • Compensation Discussion and Analysis

Executive Compensation

As a smaller reporting company under the Exchange Act we are not required to provide certain disclosures pursuant to Item 402 of Regulation S-K, however, we have elected not to take advantage of certain scaled disclosure requirements allowed for smaller reporting companies to provide transparency with respect to the compensation of our named executive officers.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information about the compensation programs for our executive officers named in the fiscal year 2024 Summary Compensation Table. These named executive officers and their respective titles are:

•	Daniel J. Thoren, our Chief Executive Officer;

•	Christopher J. Thome, our Vice President – Finance, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary

•	Alan Smith, our Vice President and General Manager – Batavia; and

•	Matthew Malone, our Vice President and General Manager – Barber-Nichols.

This CD&A includes the philosophy and objectives of the Compensation Committee of our Board, descriptions of each of the elements of our executive compensation programs, and the basis for the compensation decisions we made during fiscal year 2024.

Executive Summary

Fiscal Year 2024 Results

The Compensation Committee’s philosophy focuses on aligning the interests of our named executive officers with those of our stockholders by rewarding performance that enhances the objective of increasing both current and long-term stockholder value. Our executive compensation programs are designed to provide a strong link between the amounts earned by our named executive officers and Company and individual performance.

During fiscal year 2024, our named executive officers continued to implement our strategic plan to diversify, increase productivity, improve processes, and grow our market share and profits in our existing businesses.

Our financial results for fiscal year 2024 included the following:

•	Net sales for fiscal year 2024 were $185.5 million, an increase of 18% compared to fiscal year 2023.

•	Net income for fiscal year 2024 was $4.6 million.

•	Orders were a record $268.4 million.

•	We acquired P3 Technologies, LLC (“P3”) and successfully integrated it with our Barber-Nichols team.

Our “Pay for Performance” Philosophy

Our executive compensation programs contain key components and features that reinforce our “pay for performance” philosophy. For example:

•

A significant portion of our named executive officers’ compensation is “at-risk,” and depends on either meeting performance-based criteria or continuing in service to the Company. Both our short-term and long-term incentive compensation programs use goals that tie to our performance in key financial metrics. During fiscal year 2024, we paid 50% of our long-term incentive compensation in performance-vesting restricted stock units (“PSUs”). The PSUs cliff vest on the third anniversary of the date of grant only upon the achievement of predetermined performance metrics. Our named executive officers received the other 50% of long-term incentive compensation in time-vesting restricted stock units (“RSUs”) that vest in equal installments on each of the first three anniversaries of the date of grant, subject to the executive officer’s continued employment at each such date.

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Executive Compensation • Compensation Discussion and Analysis

•

We require all of our named executive officers to hold substantial amounts of our stock. We believe that our robust stock ownership guidelines drive an ownership culture and enhance the connection between our management and our stockholders.

•	We do not reimburse or “gross-up” our named executive officers for any of the taxes associated with any of the compensation and benefits we provide to them.

•

We maintain “double-triggered” provisions in our agreements with our named executive officers under which payment is triggered only by certain terminations of employment subsequent to a change in control of our Company.

•	The Compensation Committee incorporates tally sheets as an analytical tool as part of its annual executive compensation review to help ensure that compensation is consistent with performance goals.

•	We provide limited perquisites and personal benefits to named executive officers beyond those provided to all other employees.

•	Our policies strictly prohibit our executive officers and directors from engaging in any hedging, pledging or other monetization transactions involving our securities.

Principles and Objectives

In establishing executive compensation, the guiding principles and objectives of the Compensation Committee are as follows:

•

to provide market competitive compensation that includes an appropriate balance of fixed and incentive elements which allows us to both attract and retain executive personnel best suited by training, ability and other relevant criteria for our management requirements;

•	to align our incentive compensation programs with superior business performance in order to maximize stockholder value; and

•	to avoid compensation incentives that create undue financial or business risk for our Company.

The Compensation Committee reviews the market median and also considers measures of Company and industry performance when determining named executive officer compensation, including net sales, net income, earnings per share, earnings before net interest expense, income taxes, depreciation and amortization (“EBITDA”) margin, total market value, performance relative to the market, and total stockholder return. As described further below under the heading “Use of Peer Group Compensation Data and Tally Sheets,” from time to time, but at a minimum every three years, the Compensation Committee reviews data on the executive compensation programs of other comparably-sized companies both within our industry and in our geographic region as part of the process of establishing and maintaining our executive compensation programs.

We designed our executive compensation programs to reward our named executive officers for Company and individual performance that maximizes stockholder value. We describe the Company and individual performance measures that the Compensation Committee takes into account in determining cash and equity-based incentive awards for our named executive officers below under the headings “Annual Cash Incentive Compensation” and “Long-Term Equity Incentive Compensation,” respectively.

How We Make Compensation Decisions

Role of the Compensation Committee

The Compensation Committee designs and implements compensation programs that further the intent and purpose of our fundamental compensation philosophy, principles, and objectives. The Compensation Committee is responsible for setting appropriate compensation levels for our named executive officers, and determines base salary, as well as cash and equity-based incentive awards for each of our named executive officers. We provide additional information about the Compensation Committee under the heading “Corporate Governance.”

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Executive Compensation • Compensation Discussion and Analysis

Role of Named Executive Officers in Compensation Decisions

Within the framework of the executive compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, our Chief Executive Officer annually reviews the performance of our other named executive officers and presents such performance information to the Compensation Committee. In addition, our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the salary, cash incentive and equity-based incentive compensation paid to our other named executive officers. The Compensation Committee considers such performance information in determining each element of compensation for the other named executive officers. The Compensation Committee uses its discretion to determine whether to accept, reject or modify any adjustments to awards that may be recommended by our Chief Executive Officer. The Compensation Committee annually reviews the performance of our Chief Executive Officer and meets in executive session, outside the presence of our Chief Executive Officer, when determining his compensation.

On an annual basis, our Chief Executive Officer also approves and recommends to the Compensation Committee the individual objectives for our other named executive officers under the Stock Bonus Plan and Cash Bonus Program. The Compensation Committee approves the individual objectives for our Chief Executive Officer.

Use of Outside Consultants by the Compensation Committee

The Compensation Committee believes that it benefits from external advice and assistance to help meet its objectives and fulfill its responsibilities. The Compensation Committee periodically engages outside consultants to educate and inform Committee members with regard to compensation matters, including the advantages and disadvantages of existing and proposed compensation programs, and keeps the Compensation Committee abreast of current and emerging compensation trends both within our industry and for companies of similar size and stature. These consultants also may advise the Compensation Committee with respect to various compensation alternatives, provide the Compensation Committee with relevant market compensation data and assist the Compensation Committee in analyzing such data when making compensation decisions.

During fiscal year 2024, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) to assist the Compensation Committee in updating our peer group and analyzing the competitiveness of the target compensation levels for our named executive officers.

Use of Peer Group Compensation Data and Tally Sheets

Peer Group Compensation Data. When making compensation decisions, the Compensation Committee may consider executive compensation programs and individual elements of compensation paid to other named executive officers at a group of comparably-sized companies both within our industry and in our geographic region or which we otherwise consider to be our peers. When selecting our peer group shown below, the Compensation Committee considered the companies’ revenue, market capitalization, number of employees, and industry classification.

Allient, Inc.	Energy Recovery, Inc.	Perma-Pipe International Holdings, Inc.
Astronics Corporation	Gulf Island Fabrication, Inc.	SIFCO Industries, Inc.
CECO Environmental Corp.	Hurco Companies, Inc.	The Eastern Company
CPI Aerostructures, Inc.	Natural Gas Services Group, Inc.	The Gorman-Rupp Company
DMC Global, Inc.	Park Aerospace Corp.	Thermon Group Holdings, Inc.

During fiscal year 2024, Air Industries Group, Allied Motion Technologies Inc., Capstone Green Energy Corporation, and Orbital Energy Group, Inc. were removed from our peer group as they were no longer within the size parameters that the Compensation Committee has set and/or there was a material decline in performance and market capitalization. The Compensation Committee believes that fifteen companies is still an adequate size for a peer group. The Compensation Committee may use peer group compensation data to provide an informational perspective on our compensation practices, levels of base salary, and the design of annual cash and long-term equity incentive compensation programs and the overall competitiveness of our compensation program.

During fiscal year 2024, the Compensation Committee reviewed a competitive analysis provided by its compensation consultant, F.W. Cook, to inform pay decisions with respect to future fiscal years. This competitive analysis compared our named executive officers’ total target compensation, including base salary, target annual cash incentive and target long-term incentives to the same compensation elements paid to named executive officers in comparable positions

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Executive Compensation • Compensation Discussion and Analysis

with our peer group companies listed above. Our compensation consultant’s analysis demonstrated that Mr. Thoren’s fiscal year 2024 base salary was positioned below the 25th percentile and that the fiscal year 2024 base salaries for Messrs. Thome, Malone and Smith were positioned between the 25th and 50th percentile compared to other named executive officers in our peer group. Taking into consideration this competitive analysis, as well as other considerations and the recommendations of our Chief Executive Officer for the named executive officers other than himself, the Compensation Committee adjusted the base salaries of our named executive officers, as discussed under “Annual Base Salaries” below.

Tally Sheets. The Compensation Committee analyzes tally sheets prepared for each named executive officer as part of its responsibilities for our executive compensation programs. Tally sheets present the dollar amount of each component of compensation for each named executive officer. The purpose of tally sheets is to bring together, in summary form, all of the elements of total direct compensation for our named executive officers so that the Compensation Committee may analyze both the individual elements of compensation (including the weighting of each element as compared to each other element) and the aggregate amount of total direct compensation. During fiscal year 2024, the Compensation Committee used tally sheets to assist in its review of the compensation of our named executive officers. No compensation changes were made with respect to fiscal year 2024 compensation based on those tally sheet reviews.

Executive Compensation Components

As discussed in greater detail below, our compensation philosophy focuses on aligning the total direct compensation of our named executive officers with the interests of our stockholders by rewarding performance that enhances the objective of increasing both current and long-term stockholder value. We use the term “total direct compensation” to refer to the sum of base salary, annual incentive compensation and long-term incentive compensation.

Total Direct Compensation	=	Base Salary	+	Annual Incentive Compensation	+	Long-Term Incentive Compensation

The components of total direct compensation granted during fiscal year 2024 were:

Compensation Element	Form of Compensation	Purpose	Performance Criteria

Base Salary	Cash	Provide compensation that is not “at-risk” to compensate our named executive officers for services rendered during the fiscal year	Not performance based

Annual Incentive Compensation	Cash	Motivate our named executive officers to attain vital short-term Company and individual objectives	Adjusted net income or operating profit, bookings and individual officer goals linked to achievement of Company strategic objectives

Long-term Incentive Compensation	PSUs	Incentivize our named executive officers to focus on Company growth and profitability, align their compensation with our business strategy, and create value for our stockholders	Three-year cumulative adjusted EBITDA metric

	RSUs	Encourage retention of our named executive officers over a three-year period	Not performance based

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Executive Compensation • Compensation Discussion and Analysis

The Compensation Committee seeks to align our annual and long-term compensation elements to our strategic plan. We strive to strike a balance between establishing incentives that motivate our named executive officers to achieve meaningful results, while ensuring that we sufficiently recognize our named executive officers for achieving results that are within their control. The Compensation Committee believes that the diversity of the selected forms of compensation and performance metrics help to manage the pay for performance challenges presented by our business while creating the proper focus among our named executive officers to facilitate our growth.

We establish each element that comprises targeted total direct compensation for the named executive officers annually. We do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation, as the allocation of these items is primarily driven by market compensation information and Company performance and goals.

We generally do not consider gains realized from prior compensation, such as stock option exercises, restricted stock vesting and vesting of RSUs or PSUs, in setting other elements of compensation. We believe that reducing or limiting awards because of prior gains realized by a named executive officer would unfairly penalize the officer for outstanding past performance and reduce the motivation for continued outstanding achievement. Similarly, our severance and change-in-control arrangements, which we discuss in detail under the heading “Potential Payments upon Termination or Change in Control,” do not affect our decisions regarding other elements of compensation. Those arrangements serve specific purposes that are unrelated to the determination of a named executive officer’s compensation for a specific year.

In support of our compensation philosophy, our executive compensation is heavily weighted toward incentive (variable) compensation, and the proportion of variable, or “at risk,” compensation increases as the level of responsibility increases. As shown below, in fiscal year 2024, we provided 67% of our Chief Executive Officer’s target compensation through annual and long-term incentive compensation, and, on average, we provided 50% of our other named executive officers’ target compensation through annual and long-term incentive compensation.

Beginning in fiscal year 2023, our Compensation Committee grants awards consisting of RSUs and PSUs. We believe the use of such awards supports our long-term compensation philosophy as well as emphasizes performance and alignment of executives’ interests with our stockholders. The Compensation Committee will continue to review our executive compensation programs, as well as consider the outcome of the “say-on-pay” votes when making future compensation decisions for the named executive officers.

Fiscal Year 2024 Total Target Compensation*

*	The fair market value of the RSUs and PSUs are based upon the closing price at the date of grant. Information is presented as of March 31, 2024.

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Executive Compensation • Compensation Discussion and Analysis

We also provide compensation and benefits to our named executive officers through the following programs:

Compensation Element	Form of Compensation	Purpose

Health and welfare plans	Eligibility to receive health and other welfare benefits paid for by the Company, including life insurance, short-term and long-term disability insurance, and a comprehensive medical and dental plan	Provide a competitive employee benefits program

Retirement benefits	Named executive officers hired prior to January 1, 2003, including Mr. Smith, participate in a qualified defined benefit pension plan, a qualified defined contribution plan, and a non-qualified supplemental retirement plan. Named executive officers hired on or after January 1, 2003, including Messrs. Thoren, Thome, and Malone, participate only in the qualified defined contribution plan and receive an additional Company contribution under such plan in lieu of their participation in the defined benefit pension plan	Provide an incentive for long-term retention of our named executive officers

Limited perquisites and other personal benefits	A $5,000 allowance for our Chief Executive Officer ($2,500 for our other named executive officers) to purchase term life insurance	Provide a competitive compensation package, facilitate strong, focused performance and better enable us to attract and retain superior employees for key positions

Stockholder Advisory Vote on Executive Compensation

At our 2023 annual meeting of stockholders, our stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2023 proxy statement, referred to as a “say-on-pay” vote. Approximately 95% of the votes cast were voted in favor of the compensation of our named executive officers. The Compensation Committee evaluated the positive results of the 2023 “say-on-pay” vote as well as the other factors discussed in this CD&A. Each of these factors informed the Compensation Committee’s decisions regarding our named executive officer compensation programs.

At our 2023 annual meeting of stockholders, our stockholders expressed a preference that the “say-on-pay” vote take place on an annual basis. This preference was subsequently adopted by our Board, and so we are providing our stockholders with a “say-on-pay” vote this year. See “Proposal Two: Advisory Vote on the Compensation of our Named Executive Officers.”

Annual Base Salaries

The Compensation Committee reviews base salaries for each of our named executive officers at least annually. In general, the Compensation Committee sets base salaries based on factors including Company and individual performance, job responsibilities, internal pay equity and base salary levels of similar positions in our peer group. In fiscal year 2024, the Compensation Committee also considered the competitive analysis provided by its compensation consultant, F. W. Cook and recommended increases in the base salaries of the named executive officers to the Board.

Effective as of April 1, 2024, the Board approved the following changes to the annual base salary rates of our named executive officers:

•	Mr. Thoren - $500,000 from the prior annual rate of $400,000;

•	Mr. Thome - $360,000 from the prior annual rate of $312,000; and

•	Messrs. Smith and Malone - $330,000 from the prior annual rate of $312,000.

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Executive Compensation • Compensation Discussion and Analysis

Annual Cash Incentive Compensation

Our Annual Executive Cash Bonus Program, which we refer to as the Cash Bonus Program, is designed to compensate our named executive officers for above-average performance through an annual cash incentive award related both to Company and individual performance. We instituted the Cash Bonus Program to effectively align short-term individual performance with Company performance.

The Compensation Committee designed the Cash Bonus Program to provide a clear link between the named executive officers’ goals and our performance and business objectives. In fiscal year 2024, the Compensation Committee used a combination of consolidated adjusted net income or divisional operating income, consolidated bookings or divisional bookings, and personal objectives as the performance metrics to evaluate our named executive officers’ performance under the Cash Bonus Program. The consolidated adjusted net income and divisional operating income performance metrics are based on 2024 fiscal year-end results. Consolidated bookings and divisional bookings represent new orders received by us (or the applicable division) and entered into backlog during fiscal year 2024, reduced by the impact of any backlog cancellations. Consolidated bookings include consolidated net orders for Batavia, NY, Barber-Nichols, Ahmedabad, India, and Suzhou, PRC. The Compensation Committee selected consolidated adjusted net income/divisional operating income and consolidated bookings/divisional bookings as the quantitative measures of short-term performance because it believes that these metrics impact our annual profitability and growth.

For fiscal year 2024, the Compensation Committee established personal goals for our named executive officers, which included the following:

•	Mr. Thoren - Generate future products and service roadmap, further develop acquisition pipeline and continue development of leadership and succession planning.

•

Mr. Thome - Develop capital allocation strategy to support future growth, define financial, risk and corporate reporting structure and develop financial planning and analysis processes and value enhancing corporate level shared services.

•

Mr. Smith - Optimize business development and sales process, oversee implementation of enterprise resource planning (“ERP”) in the Batavia facility, and complete research and development testing on specified products.

•

Mr. Malone - Define performance-oriented culture, initiatives and measures at Barber-Nichols to improve performance, develop succession plan, assist with Company compliance and identify acquisition targets.

The Compensation Committee assigned the weightings applicable to the three metrics to align our named executive officers’ goals with our current business objectives as follows:

Metric	Weighting

Adjusted Net Income/Divisional Operating Income(1)	50%

Bookings(2)	20%

Personal goals	30%

(1)	For Messrs. Thoren and Thome includes consolidated adjusted net income and for Messrs. Smith and Malone includes consolidated adjusted net income (15%) and divisional operating income (35%).

(2)	For Messrs. Thoren and Thome includes consolidated bookings and for Messrs. Smith and Malone includes consolidated bookings (6%) and divisional bookings (14%).

The Compensation Committee typically establishes the goals for the Cash Bonus Program during our annual budgeting process following the commencement of the fiscal year. The Compensation Committee typically approves such goals during our first quarter, subject to the ratification of the Board. The Compensation Committee approves the personal goals for our Chief Executive Officer. Our Chief Executive Officer develops the personal goals for our other named executive officers in alignment with our corporate strategy and recommends these goals to our Compensation Committee Chair for approval.

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Executive Compensation • Compensation Discussion and Analysis

For fiscal year 2024, the Compensation Committee set target bonus levels as follows: Mr. Thoren – 100% of base salary; and Messrs. Thome, Smith and Malone – 50% of base salary. The Compensation Committee uses a stretch maximum payout level to better incentivize and reward above target performance. Each named executive officer may receive anywhere from 0% to 200% of his target bonus level depending on the attainment of objectives, as follows:

Target Level	Adjusted Net Income/Divisional Operating Income Payout as Percentage of Target Bonus	Bookings Payout as Percentage of Target Bonus

Threshold	50%	50%

Target	100%	100%

Maximum	200%	200%

We may use linear interpolation to determine the percentage of the target bonus payable based on performance in between threshold and target or target and maximum. The Compensation Committee may consider extraordinary events that either positively or negatively affect financial performance, and may in its discretion, include or exclude the impact of these events in approving awards under the Cash Bonus Program. During fiscal year 2024, the Compensation Committee exercised this discretion and adjusted net income to add back ERP implementation costs, debt amendment costs, acquisition related costs, Barber-Nichols earnout costs and P3 P3 retention costs and to deduct net income derived from P3. The Compensation Committee also exercised this discretion to add back ERP implementation costs to Batavia divisional operating income and to add back Barber Nichols earnout costs and acquisition related costs to Barber-Nichols divisional operating income during fiscal year 2024.

For fiscal year 2024, threshold, target, maximum, and actual quantitative performance metrics used under the Cash Bonus Program for our named executive officers were as follows (millions of dollars):

Performance Measure	Threshold	Target	Maximum	Actual

Adjusted Net Income(1)	$ 4.0	$ 5.3	$ 7.9	$ 9.1

Bookings	$156.3	$195.3	$234.4	$269.3

Divisional Operating Income - Graham Manufacturing	$ 6.5	$ 8.7	$ 13.1	$ 10.1

Divisional Bookings - Graham Manufacturing	$ 97.2	$121.5	$145.8	$213.9

Divisional Operating Income - Barber-Nichols	$ 4.3	$ 5.7	$ 8.6	$ 8.1

Divisional Bookings - Barber-Nichols	$ 59.0	$ 73.8	$ 88.6	$ 55.4

(1)	Refer to Appendix A of this proxy statement for our definition of Adjusted Net Income and a reconciliation of such measure to the most directly comparable U.S. GAAP measure.

At its May 22, 2024 meeting, the Compensation Committee reviewed the achievement of Company and individual objectives during fiscal year 2024 and approved the award of cash incentive compensation under the Cash Bonus Program for each named executive officer. Based on our performance during fiscal year 2024, the Compensation Committee determined that the consolidated adjusted net income achieved was above the maximum level for the consolidated adjusted net income component; the consolidated bookings achieved was above the maximum level for the consolidated bookings component; the divisional operating income – Graham Manufacturing achieved was above the target level but below the maximum level for the divisional operating income – Graham Manufacturing component; the divisional bookings – Graham Manufacturing achieved was above the maximum level for the divisional bookings – Graham Manufacturing component; the divisional operating income – Barber-Nichols achieved was above the target level but below the maximum level for the divisional operating income – Barber-Nichols component; and the divisional bookings – Barber-Nichols achieved was below the threshold level for the divisional bookings – Barber-Nichols component of the Cash Bonus Program. The Compensation Committee determined that each of our named executive

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Executive Compensation • Compensation Discussion and Analysis

officers, achieved the following percentages of their respective target personal goals: Mr. Thoren – 115%; Mr. Thome – 100%; Mr. Smith – 130%; and Mr. Malone – 180%. Based on these results and achievements, the cash incentive compensation earned under the Cash Bonus Program for our named executive officers for fiscal year 2024 was as follows:

Named Executive Officer	Bonus Award	Percent of Target Bonus	Percent of Maximum Available Bonus

Daniel J. Thoren	$698,000	175%	87%

Christopher J. Thome	$265,200	170%	85%

Alan E. Smith	$241,566	155%	77%

Matthew Malone	$249,678	160%	80%

The Compensation Committee sets what it believes are challenging goals for maximum bonus awards and expects that maximum bonus awards will be made only in extraordinary circumstances.

The amount of these cash awards earned by each named executive officer in fiscal year 2024 is shown in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2024 Summary Compensation Table.

Under the Cash Bonus Program, special awards may be made to a named executive officer who has made an extraordinary contribution to us during the fiscal year. Such awards are generally recommended in writing by our Chief Executive Officer to the Chair of the Compensation Committee and approved by the Compensation Committee before grant. The Compensation Committee did not approve any such awards in fiscal year 2024.

Long-Term Equity Incentive Compensation

The Compensation Committee designed our Stock-Based Long-Term Incentive Award Plan for Senior Executives, which we refer to as the Stock Bonus Plan, to motivate our named executive officers to increase stockholder value by providing them with long-term stock-based awards for above-average Company performance. Our long-term incentive opportunities are intended to be competitive with the long-term incentive opportunities offered by the companies constituting our peer group. We issue awards pursuant to our 2020 Plan, a comprehensive executive compensation plan that provides for the grant of stock options, restricted stock, RSUs, PSUs and other stock-related awards, as well as other awards that may be settled in cash or other property. All of our named executive officers currently employed by us are eligible to participate in the 2020 Plan.

The Compensation Committee designed the Stock Bonus Plan to create a tight link between the named executive officers’ stock-based compensation and the Company’s performance and business objectives. In fiscal year 2024, the Compensation Committee granted half of the awards in the form of RSUs, and the other half in the form of PSUs.

RSUs. We granted RSUs because we believe that RSUs help us retain our named executive officers by offering our named executive officers the opportunity to receive shares of our common stock if they continue to be employed by us on the date the RSUs vest. Unless the Compensation Committee determines otherwise, shares granted vest in equal installments on each of the first three anniversaries of the date of grant, subject to the named executive officer’s continued employment at each such date.

PSUs. We granted PSUs because we believe that PSUs help us reward our named executive officers by conditioning the receipt of shares of our common stock upon the satisfaction of longer-term predetermined Company objectives. Unless the Compensation Committee determines otherwise, the PSUs vest on the third anniversary of the date of grant, subject to satisfaction of the performance metrics for the applicable three-year period and subject to continued employment through the third anniversary of the date of grant. The Compensation Committee typically approves the performance metrics and the other terms of the PSUs during our first quarter.

For fiscal year 2024 grants, the performance metric applicable to the PSUs is based upon the Company’s three-year cumulative adjusted EBITDA metric with linear interpolation applied between points and no payout if the results are below threshold. With respect to these grants, the Compensation Committee may consider extraordinary events that either positively or negatively affect the three-year cumulative adjusted EBITDA metric, and may in its discretion, include or exclude the impact of these events.

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Executive Compensation • Compensation Discussion and Analysis

The Compensation Committee determines the number of RSUs and PSUs to award to our named executive officers based on a percentage of each named executive officer’s annual base salary. The Compensation Committee determined the number of RSUs and PSUs to award to our named executive officers by using each such officer’s Long-Term Incentive Percentage, which we refer to as the L-T Percentage. For fiscal year 2024, the L-T Percentage in effect for each of our named executive officers was as follows: Mr. Thoren – 100%; and Messrs. Thome, Smith and Malone – 50%.

The number of RSUs awarded was determined by multiplying 50% of each named executive officer’s base salary in effect on the date of grant by such officer’s L-T Percentage, and then dividing the product by the closing price of the Company’s common stock on the NYSE on the date of grant. The number of PSUs was determined by multiplying 50% of each named executive officer’s base salary in effect on the date of grant by such officer’s L-T Percentage, and then dividing the product by the closing price of the Company’s common stock on the NYSE on the date of grant. The closing price of our common stock was $10.95 on May 17, 2023, the date of grant.

The Compensation Committee seeks to establish performance goals that are challenging but attainable based on our three-year business and financial plan for the year. When establishing performance goals, the Compensation Committee reviews and discusses our business and financial plans for that year and the opportunity to generate stockholder value. The Compensation Committee establishes a range of performance goals for the performance period as well as payment thresholds, targets and maximums for each goal.

Additional information regarding the awards granted to each named executive officer in fiscal year 2024 is set forth in the Fiscal Year 2024 Summary Compensation Table and the Fiscal Year 2024 Grants of Plan-Based Awards table.

Perquisites and Other Personal Benefits

We provide limited perquisites and benefits. To attract, retain and reward named executive officers, we provide an overall benefit package similar to those received by similarly-situated executive officers at comparably-sized companies in our industry and geographic region.

During fiscal year 2024, we paid premiums for life insurance policies for the benefit of each of our named executive officers. We also make available to our named executive officers health insurance and long-term disability programs that are available to our other employees.

Our named executive officers also receive an allowance up to $2,500 for the purpose of purchasing term life insurance with a named beneficiary of each officer’s choosing. Our Chief Executive Officer is entitled to up to $5,000 for the purpose of purchasing term life insurance. Each of our named executive officers currently employed by us also participates in our long-term disability plan that is generally available to all of our salaried employees.

Retirement Benefits

We provide retirement benefits to our named executive officers to attract, retain and reward named executive officers by providing an overall benefit package similar to those received by similarly-situated executive officers at comparably-sized companies in our industry and geographic region.

All of our named executive officers participate in our Incentive Savings Plan (the “401(k) Plan”), which is a defined contribution plan that provides for both employer and employee contributions. The 401(k) Plan uses a “safe harbor” design that provides for a matching contribution of 100% of a participant’s deferrals up to 3% of compensation plus 50% of the next 2% of deferrals (for a maximum 4% matching contribution). Matching contributions under the 401(k) Plan are immediately vested. Additionally, eligible employees hired after January 1, 2003, including Messrs. Thoren, Thome and Malone, with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a contribution in an amount equal to 3.25% of eligible compensation received during such year, which contribution is paid on the first $345,000 of compensation, as adjusted for cost-of-living increases, in accordance with Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).These additional contributions under the 401(k) Plan fully vest after four years of employment.

Mr. Smith is eligible to participate in our Retirement Income Plan, which is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. Benefits are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement, reduced to take into account a participant’s Social Security benefits paid for by the Company.

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Executive Compensation • Compensation Discussion and Analysis

Mr. Smith is also eligible to participate in our Supplemental Executive Retirement Plan, which we refer to as the Supplemental Plan. The Supplemental Plan is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide, but for the limitation on compensation that may be recognized under tax-qualified plans imposed by Section 401(a)(17) of the Code and the limitations on benefits imposed by Section 415 of the Code. As of March 31, 2024, Mr. Smith had not accrued any benefit under our Supplemental Executive Retirement Plan.

We have provided more information about our defined benefit retirement plans and the benefits payable to our named executive officers under such plans under the heading “Pension Benefits at March 31, 2024.”

Employment Agreements and Potential Payments upon Termination or Change in Control

We have employment agreements with each of our named executive officers. The decisions to enter into employment agreements and the terms of those agreements were based on our need to motivate and retain talent for our long-term growth and are consistent with similarly-situated executive officers at comparably sized companies in our industry and geographic region. The material terms of the employment agreements with our named executive officers are described under the heading “Employment Agreements.”

Pursuant to their respective employment agreements, we have agreed to provide payments to certain of our named executive officers in the event of a termination of employment as a result of normal and early retirement, involuntary termination, death, and disability. Messrs. Thoren and Thome are also eligible to receive additional payments in the event of termination following a change in control. We believe these arrangements promote stability and continuity of leadership to the benefit of our named executive officers and the Company. See “Potential Payments upon Termination or Change in Control” for further information regarding these arrangements.

Stock Ownership Guidelines

In order to more closely align the interests of our named executive officers with the interests of our stockholders, the Compensation Committee has established minimum stock ownership guidelines that require our named executive officers to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames. A summary of our current stock ownership guidelines for our named executive officers is as follows:

Position	Stock Ownership Guideline

Chief Executive Officer	Common stock with a value equal to at least 4.00 times his annual base salary

Other named executive officers	Common stock with a value equal to at least 2.00 times his annual base salary

Our stock ownership guidelines also require our named executive officers to retain 50% of the net shares realized (after tax) when a RSU, PSU or restricted stock award (“RSA”) vests or a stock option is exercised until they are in compliance with the guidelines, unless waived by the Chair of the Compensation Committee.

The Compensation Committee monitors the progress made by our named executive officers in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more of our named executive officers. Under the guidelines, our named executive officers are directed to be in compliance with their respective ownership objectives within five years of becoming a named executive officer (with an additional two-fiscal year grace period if the guidelines are amended to increase the ownership target). If a named executive officer does not meet his ownership guidelines, the Compensation Committee may take that fact into consideration when evaluating such executive’s overall performance. As of the end of fiscal year 2024, all of our named executive officers were in compliance with our stock ownership guidelines, including three named executive officers who are in the grace period provided by the guidelines and expected to comply with the guidelines at the end of such period.

Policy for the Recovery of Erroneously Awarded Compensation

Effective as of October 2, 2023, we adopted the Policy for the Recovery of Erroneously Awarded Compensation in accordance with NYSE and SEC requirements. The Policy for Erroneously Awarded Compensation governs the recovery of erroneously awarded compensation received by executive officers on or after October 2, 2023 in the event of an

30	GRAHAM CORPORATION 2024 PROXY STATEMENT

Executive Compensation • Compensation Discussion and Analysis

accounting restatement. A copy of the Policy for the Recovery of Erroneously Awarded Compensation is available on our website at www.grahamcorp.com under the heading “Investor Relations” and the subheadings “Governance” and “Governance Documents.”

Certain Tax and Accounting Implications

We periodically review accounting and tax laws, rules and regulations that may apply to our compensation programs. However, tax and accounting considerations have not significantly impacted the compensation programs that we offer to our named executive officers.

We account for stock-based employee compensation at fair value of the awards on the grant date and recognize the related cost in our statements of operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation-Stock Compensation.

Risk Considerations in our Compensation Programs

At least one time each year, we undertake a Company-wide analysis of our compensation programs to assess whether they create risks that are reasonably likely to have a material adverse effect on our business. In fiscal year 2024, the Compensation Committee conducted its own risk assessment for our compensation programs and plans. As part of that assessment, the Compensation Committee reviewed the intent, purposes and practices of our compensation programs and plans. The Compensation Committee conducted this review in connection with a review of our business and growth strategies. Based on these reviews, we have concluded that our compensation programs are appropriately tailored to encourage employees to grow our business, but not incentivize them to do so in a way that is reasonably likely to have a material adverse effect on our Company.

For example, our Cash Bonus Program and our Stock Bonus Plan, which are our two primary executive compensation programs, balance each other by providing compensation that rewards short-term (Cash Bonus Program) and long-term (Stock Bonus Plan) performance. The Cash Bonus Program balances risk by considering several performance metrics and capping the maximum payout a named executive officer can receive at 200% of target bonus level (target bonus level is between 100% and 50% of base salary for each of our named executive officers). In addition, our Stock Bonus Plan provides balanced incentives through equity-based compensation awards, which include RSUs and PSUs. The Compensation Committee believes that this mix of incentives, together with our executive stock ownership guidelines, encourages our named executive officers to achieve both short-term operating and long-term strategic objectives, including the long-term performance of our stock.

GRAHAM CORPORATION 2024 PROXY STATEMENT	31

Executive Compensation • Fiscal Year 2024 Summary Compensation Table

Fiscal Year 2024 Summary Compensation Table

The following table shows certain information about the compensation of our named executive officers for our two most recently completed fiscal years.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

Daniel J. Thoren	2024	400,000	730,000(6)	400,004	698,000	—	23,039	2,251,043
CEO	2023	400,000	—	400,000	238,000	—	36,557	1,074,557

Christopher J. Thome	2024	312,000	—	155,994	265,200	—	24,693	757,887
VP - Finance, CFO, CAO and Corporate Secretary	2023	288,884	—	144,996	115,999	—	15,057	564,936

Alan E. Smith	2024	312,000	—	155,994	241,566	70,072	16,165	795,797
VP and General Manager - Batavia

Matthew Malone	2024	312,000	312,396(7)	155,994	249,132	—	45,486	1,075,008
VP and GM - Barber-Nichols	2023	300,000	—	150,008	144,900	—	35,432	630,340

(1)	The amounts shown in this column include cash compensation earned and paid, and cash compensation deferred at the election of each named executive officer under our 401(k) Plan, for each fiscal year.

(2)

The amounts in this column reflect the aggregate grant date fair value of the stock awards for each fiscal year presented pursuant to Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Compensation – Stock Compensation. The maximum grant date fair value of the PSUs granted in fiscal year 2024, assuming the highest level of performance conditions is achieved, is as follows: Mr. Thoren – $400,004; and Messrs. Thome, Malone and Smith – $155,994. We discuss the assumptions used to calculate grant date fair value in Note 1 (The Company and Its Accounting Policies) and Note 13 (Stock Compensation Plans) to the Consolidated Financial Statements in our Annual Report.

(3)	The amounts shown in this column reflect the cash payment made to our named executive officers under the Cash Bonus Program in effect for each fiscal year as determined by the Compensation Committee.

(4)

The amounts shown in this column reflect the changes in the actuarial present value under our Retirement Income Plan and our Supplemental Executive Retirement Plan for each fiscal year. Only Mr. Smith is eligible to participate in these plans See “Pension Benefits at March 31, 2024” for more information on our Retirement Income Plan and our Supplemental Executive Retirement Plan.

(5)	The amounts shown in the All Other Compensation column for fiscal year 2024 consists of the following:

Named Executive Officer	Insurance ($)	401(k) Plan Matching Contributions ($)	401(k) Plan Non-elective Contributions ($)	Vacation Payout ($)	Total ($)

Daniel J. Thoren	3,960	8,354	10,725	—	23,039

Christopher J. Thome	345	14,387	9,961	—	24,693

Alan E. Smith	2,845	13,320	—	—	16,165

Matthew Malone	945	11,278	10,725	22,538	45,486

(6)

This amount reflects the retention bonus that was payable to Mr. Thoren pursuant to his employment agreement if he remained employed through June 1, 2023. Please see “Employment Agreements” below for further information.

(7)

This amount includes a retention bonus of $250,000 that was payable to Mr. Malone pursuant to his employment agreement if he remained employed through June 1, 2023. Mr. Malone was awarded $62,396 pursuant to the Amended and Restated Performance Bonus Agreement in which employees of Barber-Nichols are eligible to participate. Please see “Employment Agreements” below for further information.

32	GRAHAM CORPORATION 2024 PROXY STATEMENT

Executive Compensation • Fiscal Year 2024 Grants of Plan-Based Awards

Fiscal Year 2024 Grants of Plan-Based Awards

The following table shows information regarding the grants of annual incentive cash compensation and restricted stock during fiscal year 2024 to our named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel J. Thoren	PSUs(3)(4)	5/17/23				9,133	18,265	36,530		200,002
	RSUs(3)(4)	5/17/23							18,265	200,002
	Annual Incentive		200,000	400,000	800,000
Christopher J. Thome	PSUs(3)(4)	5/17/23				3,562	7,123	14,246		77,997
	RSUs(3)(4)	5/17/23							7,123	77,997
	Annual Incentive		78,000	156,000	312,000
Alan E. Smith	PSUs(3)(4)	5/17/23				3,562	7,123	14,246		77,997
	RSUs(3)(4)	5/17/23							7,123	77,997
	Annual Incentive		78,000	156,000	312,000
Matthew Malone	PSUs(3)(4)	5/17/23				3,562	7,123	14,246		77,997
	RSUs(3)(4)	5/17/23							7,123	77,997
	Annual Incentive		78,000	156,000	312,000

(1)

The amounts shown in these columns reflect the incentive cash compensation amounts that potentially could have been earned during fiscal year 2024 based upon the achievement of Company and individual performance goals under our Cash Bonus Program. The amount of actual cash awards earned in fiscal year 2024 by our named executive officers under our Cash Bonus Program are set forth in the “Non-Equity Incentive Plan Compensation” column in the Fiscal Year 2024 Summary Compensation Table. For more information regarding annual incentive cash compensation under our Cash Bonus Program, see “Annual Cash Incentive Compensation” in the CD&A.

(2)

The amounts in this column reflect the aggregate grant date fair value pursuant to FASB ASC Topic 718, Compensation – Stock Compensation of the stock awards granted in fiscal year 2024. A discussion of the assumptions used to calculate the grant date fair values is set forth in Note 1 (The Company and Its Accounting Policies) and Note 13 (Stock Compensation Plans) to the Consolidated Financial Statements in our Annual Report.

(3)

Per the terms of the awards, upon death or disability of a named executive officer, and, for Messrs. Smith and Malone, upon termination without cause or resignation for good reason within the 12 month period following a change in control, any outstanding RSUs will vest in full, and any outstanding PSUs will vest pro-rata based on the target level of the applicable performance goals, as further described under “Potential Payments upon Termination or Change of Control” below. In addition to death and disability, for Messrs. Thoren and Thome, per their employment agreements, upon termination without cause or resignation for good reason following a change in control, any outstanding RSUs and PSUs will vest in full, as further described under “Potential Payments upon Termination or Change of Control” below.

(4)

Per the terms of the award, upon the retirement of the individual at the age of 65 or later, any outstanding RSUs will continue to vest in accordance with the vesting schedule for the award, and any outstanding PSUs will vest pro-rata based on the satisfaction of the applicable performance goals as determined at the end of the performance period, as further described under “Potential Payments upon Termination or Change of Control” below.

Employment Agreements

During fiscal year 2024, we were a party to employment agreements with each of our named executive officers. The following is a summary of the key terms of each of these employment agreements.

Daniel J. Thoren. We entered into an Amended and Restated Employment Agreement (the “Restated Employment Agreement”) with Mr. Thoren effective as of the close of business on August 31, 2021, which amended and restated the employment agreement between us and Mr. Thoren dated as of June 1, 2021 (the “Previous Employment Agreement”). Pursuant to the terms of the Restated Employment Agreement, Mr. Thoren serves as our President and Chief Executive Officer effective as of the close of business on August 31, 2021 (having previously served as our President and Chief Operating Officer under the Previous Employment Agreement). The Restated Employment

GRAHAM CORPORATION 2024 PROXY STATEMENT	33

Executive Compensation • Fiscal Year 2024 Grants of Plan-Based Awards

Agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Thoren elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the Restated Employment Agreement will end on the last day of the month in which Mr. Thoren turns 65. Mr. Thoren’s initial base salary rate pursuant to the Restated Employment Agreement is $400,000 per year. The Restated Employment Agreement also provides for us to make certain payments to Mr. Thoren in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the Company, as described under “Involuntary Termination” and “Termination Following a Change in Control” under the heading “Potential Payments Upon Termination or Change in Control.”

In addition, if Mr. Thoren’s employment with us is terminated for any reason, he will be subject to a covenant not to disclose to anyone our confidential information as well as a 12-month covenant not to compete with us and not to interfere in certain of our business relationships.

The Restated Employment Agreement also provides that we will indemnify Mr. Thoren for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Pursuant to the Restated Employment Agreement, Mr. Thoren was entitled to receive a retention bonus of $730,000 as of June 1, 2023 for having remained continuously and actively employed by the Company through such date.

Christopher J. Thome. As of March 7, 2022, we entered into an Employment Agreement, effective as of April 4, 2022 with Mr. Thome, our Vice President – Finance, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary. Mr. Thome’s agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Thome elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Thome turns 65. Mr. Thome’s initial base salary rate pursuant to the agreement was $290,000 per year. The agreement also provides for us to make certain payments to Mr. Thome in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the Company, as described under “Involuntary Termination” and “Termination Following a Change in Control” under the heading “Potential Payments Upon Termination or Change in Control.”

In addition, if Mr. Thome’s employment with us is terminated for any reason, he will be subject to a covenant not to disclose to anyone our confidential information as well as a 12-month covenant not to compete with us and not to interfere in certain of our business relationships.

The agreement also provides that we will indemnify Mr. Thome for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Alan E. Smith. On July 30, 2007, we entered into an employment agreement with Mr. Smith, as subsequently amended on December 31, 2008. The agreement provides that Mr. Smith will receive an annual minimum base salary as well as other customary benefits. Mr. Smith’s agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Smith elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Smith turns 65. Mr. Smith’s initial base salary rate pursuant to the agreement was $152,500.

Pursuant to our employment agreement with Mr. Smith, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Smith also provides for us to make certain payments to him in the event we terminate his employment without cause as described below under “Involuntary Termination” under the heading “Potential Payments Upon Termination or Change in Control.”

Our employment agreement with Mr. Smith provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Matthew Malone. As of June 1, 2021, we entered into an employment agreement with Mr. Malone. The agreement provides that Mr. Malone will receive an annual minimum base salary as well as other customary benefits. Mr. Malone’s agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Malone elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Malone turns 65. Mr. Malone’s initial base salary rate pursuant to the agreement was $250,000 per year.

34	GRAHAM CORPORATION 2024 PROXY STATEMENT

Executive Compensation • Fiscal Year 2024 Grants of Plan-Based Awards

Pursuant to our employment agreement with Mr. Malone, if his employment with us is terminated for any reason, he will be subject to a covenant not to disclose to anyone our confidential information as well as a 12-month covenant not to compete with us and not to interfere in certain of our business relationships.

Our employment agreement with Mr. Malone also provides for us to make certain payments to him in the event we terminate his employment without cause as described below under “Involuntary Termination” under the heading “Potential Payments Upon Termination or Change in Control.”

Our employment agreement with Mr. Malone provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Pursuant to his employment agreement, Mr. Malone was entitled to receive a retention bonus of $250,000 as of June 1, 2023 for having remained continuously and actively employed by the Company through such date.

In addition, Mr. Malone may receive benefits under the Amended and Restated Performance Bonus Agreement (the “Performance Bonus Agreement”). As part of our acquisition of Barber-Nichols, we entered into a contingent earn-out agreement dependent upon certain financial measures of Barber-Nichols post-acquisition. In the second quarter of the fiscal year ended March 31, 2022 (“fiscal year 2022”), upon the request of the former shareholders of Barber-Nichols, the earn-out agreement was terminated and replaced with the Performance Bonus Agreement. The Performance Bonus Agreement provides certain employees of Barber-Nichols, including Mr. Malone, with performance-based cash awards based on the achievement of Barber-Nichols performance objectives for fiscal years ending March 31, 2024, 2025 and 2026. The bonus pool can range between $2,000,000 to $4,000,000 per year and is distributed among those certain employees eligible to participate at the time the bonus payment is made by the Company based upon each employee’s base salary, impact to the organization and length of service.

GRAHAM CORPORATION 2024 PROXY STATEMENT	35

Executive Compensation • Outstanding Equity Awards at March 31, 2024

Outstanding Equity Awards at March 31, 2024

The following table shows information regarding the equity awards held by our named executive officers at March 31, 2024.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Daniel J. Thoren	1,987	(2)	54,205
	2,979	(3)	81,267
	16,280	(4)	444,118
	18,265	(5)	498,269
				11,920	(6)	325,178
				17,872	(6)	487,548
				35,580	(7)	970,622
				36,530	(8)	996,538

Christopher J. Thome	5,902	(4)	161,007

	7,123	(5)	194,315

				17,704	(7)	482,965
				14,246	(8)	388,631

Alan E. Smith	1,444	(2)	39,392
	6,106	(4)	166,572
	18,315	(9)	499,633
	7,123	(5)	194,315
				8,664	(6)	236,354
				18,316	(7)	499,660
				14,246	(8)	388,631
Matthew Malone	1,361	(2)	37,128
	6,106	(4)	166,572
	7,123	(5)	194,315	8,164	(6)	222,714
				18,316	(7)	499,660
				14,246	(8)	388,631

(1)

The market value of shares or units that have not vested was calculated using a stock price of $27.28, which was the closing price of our common stock on March 28, 2024, the last trading day of our fiscal year.

(2)	One-third of this grant of time-vested RSAs vested on June 1, 2022, one-third vested on June 1, 2023 and one-third will vest June 1, 2024, subject to continued employment through the vesting date.

(3)

One-third of this grant of time-vested RSAs vested on September 1, 2022, one-third vested on each of September 1, 2023 and one-third will vest on September 1, 2024, subject to continued employment through the vesting date.

(4)	One-third of this grant of RSUs vested on May 23, 2023, and one-third will vest on each of May 23, 2024 and May 23, 2025, subject to continued employment through the vesting date.

(5)	One-third of this grant of RSUs vests on May 17, 2024, May 17, 2025 and May 17, 2026, subject to continued employment through the vesting date.

(6)

This performance-vested RSA vests on the date that the Compensation Committee ratifies the satisfaction of the performance metrics for the applicable three-year performance period ending March 31, 2024 subject to continued employment through the vesting date. This number reflects the maximum number of shares of restricted stock that may be earned if the maximum level of performance is achieved.

(7)

This grant of PSUs vests on the date that the Compensation Committee ratifies the satisfaction of the performance metrics for the applicable three-year performance period ending March 31, 2025 subject to continued employment through the vesting date. This number reflects the maximum number of PSUs that may vest if the maximum level of performance is achieved.

(8)

This grant of PSUs vests on the date that the Compensation Committee ratifies the satisfaction of the performance metrics for the applicable three-year performance period ending March 31, 2026 subject to continued employment through the vesting date. This number reflects the maximum number of PSUs that may vest if the maximum level of performance is achieved.

(9)	This grant of RSUs vests on May 23, 2025, subject to continued employment through the vesting date.

36	GRAHAM CORPORATION 2024 PROXY STATEMENT

Executive Compensation • Fiscal Year 2024 Stock Vested

Fiscal Year 2024 Stock Vested

The following table shows information regarding the stock awards that vested during fiscal year 2024 for each of our named executive officers. None of our named executive officers exercised any options during fiscal year 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Daniel J. Thoren	1,987	21,936

	2,979	48,170

	8,140	95,889

Christopher J. Thome	2,950	34,751

Alan E. Smith	1,521	19,773

	1,444	15,942

	3,052	35,953

Matthew Malone	1,361	15,025

	3,052	35,953

(1)	The value realized on vesting is equal to the number of shares vested multiplied by the closing price of a share of our common stock on the vesting date.

Pension Benefits at March 31, 2024

At March 31, 2024, Mr. Smith was the only one of our named executive officers eligible to participate in our Retirement Income Plan and our Supplemental Executive Retirement Plan. The following table shows information at March 31, 2024 regarding our Retirement Income Plan and our Supplemental Executive Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	(1)	Payments During Last Fiscal Year ($)

Alan E. Smith	Retirement Income Plan	30	1,066,470		—

	Supplemental Executive Retirement Plan	—	—		—

(1)	The present value was calculated using a 5.27% discount rate; the PRI-2012 White Collar Mortality Table, projected generationally by scale MP 2021; and a retirement age of 64.

Retirement Income Plan

Our Retirement Income Plan is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. The purpose of the Retirement Income Plan is to supplement Social Security benefits and to provide a reliable source of regular income for participants or their survivors after retirement by the participant. During fiscal year 2024, Mr. Smith was eligible to participate in the Retirement Income Plan.

Normal retirement under the Retirement Income Plan is generally the later of a participant’s 65th birthday or the 5th anniversary of the date on which he or she became a participant. Early retirement under the Retirement Income Plan is available for a participant who is at least 55 years old and has completed fifteen years or more of creditable service. The Retirement Income Plan also provides for a disability retirement allowance in the event of disability.

The Retirement Income Plan also provides for the payment of a retirement benefit in the event that a participant’s employment was terminated when the participant was not eligible for normal, early or disability retirement. Eligibility for such “vested retirement” requires the completion of five years of service with us. A participant who is entitled to a vested retirement allowance when his employment terminates will ordinarily begin receiving payments after reaching normal retirement age. If the participant has completed at least fifteen years of creditable service, he or she may elect to begin receiving payments on the first day of the month after he or she reaches age 55 and up to the first month after he or she reaches normal retirement age. The amount of a participant’s monthly vested retirement payment will vary depending on age, service and time of commencement.

GRAHAM CORPORATION 2024 PROXY STATEMENT	37

Executive Compensation • Pension Benefits at March 31, 2024

Benefits under the Retirement Income Plan are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement. Benefits under the Retirement Income Plan are reduced to take into account a participant’s Social Security benefits paid for by the Company. To calculate the present value of the accumulated benefits, the following assumptions were used: a 5.27% discount rate, the PRI-2012 White Collar Mortality Table dataset projected generationally by scale MP 2021 and a retirement age of 64.

The approximate years of creditable service as of March 31, 2024 of Mr. Smith was 30 years. Although our named executive officers may serve us for more than 30 years, we disregard creditable service in excess of 30 years.

The form and amount of the payments made under the Retirement Income Plan depends upon marital status when payment begins and the form of payment selected. The normal form of benefit for a married participant is a 100% joint and survivor annuity, which provides a retirement allowance in the form of reduced monthly payments that will continue for the rest of the participant’s life. If the participant is survived by the person who was the participant’s spouse when payments began, such spouse will receive survivor benefits equal to 100% of the amount of the payments made to the participant during his lifetime. His spouse will be paid survivor benefits for his or her remaining lifetime. Subject (in most cases) to the spouse’s consent, a participant may elect to receive benefits in the form of a single life annuity, 50% joint and survivor annuity, a Social Security Level Income Option, a 10, 15, or 20-year certain annuity or a life annuity with a 10, 15, or 20 year guarantee.

Supplemental Executive Retirement Plan

In addition to the Retirement Income Plan, we maintain the Supplemental Executive Retirement Plan (the “Supplemental Plan”) that is a non-qualified deferred compensation plan and is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide but for the limitation on compensation that may be recognized under tax-qualified plans imposed by Section 401(a)(17) of the Internal Revenue Code and the limitations on benefits imposed by Section 415 of the Internal Revenue Code.

A participant who has completed a period of service of at least five years under the Retirement Income Plan and whose benefits are limited by the above-referenced provisions of the Internal Revenue Code, is entitled to receive a monthly benefit from the Supplemental Plan. As Mr. Smith is our only named executive officers hired prior to January 1, 2003, he is the only named executive officer eligible to participate in the Supplemental Plan. Mr. Smith has no accrued benefit under the Supplemental Plan as of March 31, 2024.

The monthly benefit under the Supplemental Plan is equal to the excess, if any, of the retirement benefits that would have been payable to or with respect to the plan participant under the Retirement Income Plan had the limitations imposed by the Internal Revenue Code not been applicable over the retirement benefits payable to or with respect to the participant under the Retirement Income Plan.

A participant’s retirement benefits under the Supplemental Plan generally will be paid to or with respect to the participant in the same form and at the same time as the participant’s retirement benefits under the Retirement Income Plan. The benefits under the Supplemental Plan will terminate upon cessation of benefits to the participant or his beneficiary under the Retirement Income Plan.

Upon a “change in control” of the Company, each participant in the Supplemental Plan would automatically become 100% vested in his or her benefits. A “change in control” for the purposes of the Supplemental Plan is defined as:

•	the acquisition of the assets or a majority of the shares of the Company by a person or group not controlled by the Company;

•

a cash tender offer or exchange offer, consolidation or merger or other business combination, sale of assets or contested election as a result of which the members of the Board before the event cease to constitute a majority of the Board;

•	the acquisition of 25% or more of the shares of the Company by a person or a group; or

•	the occurrence of any event that would be required to be reported in response to Item 6(e) of Schedule 14A or to Item 5.01 of Form 8-K.

38	GRAHAM CORPORATION 2024 PROXY STATEMENT

Executive Compensation • Pension Benefits at March 31, 2024

401(k) Plan

All of our named executive officers currently employed by us are eligible to participate in our 401(k) Plan, which is available to all of our employees. Pursuant to the 401(k) Plan, we match funds deferred at the election of participants, up to a certain percentage, and we make non-elective contributions to the accounts of eligible participants. Matching contributions under the 401(k) Plan always are fully vested. Additionally, eligible employees hired after January 1, 2003 with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a nonelective contribution as described above.

Potential Payments upon Termination or Change in Control

The following information and the table entitled “Estimated Payments Upon Termination or a Change in Control” describe the potential payments and benefits to each of our named executive officers upon a termination of employment or our change in control.

Assumptions and General Principles

The following assumptions and general principles apply with respect to the table entitled “Estimated Payments Upon Termination or a Change in Control” and any termination of employment of a named executive officer:

•

The amounts shown in the table assume that each named executive officer was terminated on March 31, 2024. Accordingly, the table reflects amounts earned as of March 31, 2024 and includes estimates of amounts that would be paid to our named executive officers upon the occurrence of a termination. The actual amounts to be paid to a named executive officer can only be determined at the time of the termination.

•

Unless otherwise noted, the fair market values of stock-based compensation were calculated using the closing price of our common stock on March 28, 2024, the last trading day of fiscal year 2024 ($27.28).

•

A named executive officer is entitled to receive certain amounts earned during his term of employment regardless of the manner in which the named executive officer’s employment is terminated. These amounts include base salary, unused vacation pay, and earned annual cash incentive compensation. These amounts are not shown in the table.

•

A named executive officer will be entitled to receive unrestricted shares of common stock with respect to any restricted stock awards for which the vesting period has expired prior to the date of termination. Any payments related to these restricted stock awards are not included in the table as they are not payable upon the termination of a named executive officer’s employment or upon a change in control of the Company.

•

A named executive officer will be entitled to receive payment of any RSUs and PSUs for which the vesting period has expired prior to the date of termination. Any payments related to these RSUs and PSUs are not included in the table as they are not payable upon the termination of a named executive officer’s employment or upon a change in control of the Company.

•

A named executive officer will be entitled to receive all amounts accrued and vested under our retirement and savings programs, any successor plan thereto, and any pension plans in which the named executive officer participates. These amounts are not shown in the table.

Voluntary Termination and Termination for Cause

Pursuant to our employment agreements with certain of our named executive officers, cause exists if the Board determines that there has been willful misconduct by the named executive officers in connection with the performance of their duties or if the named executive officers have engaged in any other conduct that has been materially injurious to the Company or have breached any of the representations and warranties in their employment agreements. Under the employment agreement with Mr. Smith, upon termination for cause, we would pay all legal fees and other expenses incurred by Mr. Smith if he, in good faith, contests the termination. Mr. Smith would be required to reimburse us for all such costs if a court of final adjudication were to determine that he did not act in good faith in bringing such challenge.

Our named executive officers are not entitled to receive any severance payments or other benefits upon their voluntary decision to terminate employment with the Company prior to being eligible for retirement (other than compensation due through the date of termination) or upon termination for cause.

GRAHAM CORPORATION 2024 PROXY STATEMENT	39

Executive Compensation • Potential Payments upon Termination or Change in Control

Pursuant to the Stock Bonus Plan, upon the retirement of a named executive officer at the age of 65 or later, all unvested RSUs granted under the plan will vest in accordance the vesting schedule of the award, and any outstanding PSUs will vest pro-rata based on the satisfaction of the applicable performance goals as determined at the end of the respective performance period.

Involuntary Termination

Our employment agreements with Messrs. Thoren, Thome, Smith, and Malone provide that, upon termination without cause, or if the individual resigns because of our material breach of his employment agreement, we will have the following obligations: (i) pay to him compensation due him through the date of termination, within ten business days of the termination date; (ii) continue his base salary for 12 months following such termination at an annual rate equal to the greater of $400,000, $290,000, $152,500 and $250,000, respectively, or his then-current annualized salary; and (iii) pay to him a prorated portion of his target bonus opportunity determined using the methodology in place for determining his bonus in the prior fiscal year.

Our obligation to make payments upon any termination of Messrs. Thoren, Thome, Smith and Malone without cause or upon his resignation because of a material breach of his agreement by us is conditioned on his execution of an enforceable release of all claims against us and his compliance with all provisions of his employment agreement.

Death or Disability

Pursuant to our Stock Bonus Plan, upon the death or disability of a currently employed named executive officer, all unvested shares of time-vested restricted stock, RSUs and stock options, if any, held by the named executive officer will become immediately vested and the stock options will become exercisable in full. All unvested shares of performance-vested restricted stock or PSUs held by the named executive officer will vest pro-rata based on the target level of the applicable performance goals through the end of the quarter immediately preceding the date of the named executive officer’s death or disability.

All of our named executive officers currently employed by us participate in our life insurance plan, whereby his beneficiary would be entitled to a death benefit equal to the lessor of the named executive officer’s base salary rate or $250,000. We also provide each of our named executive officers with an allowance of $2,500 annually (except for our Chief Executive Officer, who is entitled to $5,000 annually) for the purpose of procuring a term life insurance policy.

Each of our named executive officers currently employed by us also participates in our short-term disability program that is available to our managers and executive officers. Pursuant to such program, each of Messrs. Thome and Smith, as a Batavia based named executive officer, would be entitled to payments equal to his full base salary for six months following such disability.

Termination Following a Change in Control

Our employment agreement with Messrs. Thoren, Thome and Smith requires a termination of employment following a change in control of our Company (commonly referred to as a “double trigger”) in order to trigger certain payments.

A “change in control” is defined in our employment agreement with Mr. Smith to include the following events:

•

any person, party or group (other than the Company, any subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary), directly or indirectly, acquires or has acquired 25% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

•

a change in the composition of the Board such that members of the Board as of the effective date of the respective employment agreement cease to constitute at least a majority of the Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the directors comprising the Board as of the effective date of the respective employment agreement);

•

the closing of a reorganization, merger, or consolidation of the Company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own,

40	GRAHAM CORPORATION 2024 PROXY STATEMENT

Executive Compensation • Potential Payments upon Termination or Change in Control immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary of the Company; or

•	the complete liquidation and dissolution of the Company.

A “change in control” is defined in our employment agreements with Mr. Thoren and Mr. Thome to include the following events:

•

the reorganization, merger or consolidation of the Company with one or more individuals, corporations, partnerships, associations, joint-stock companies, trusts, estates, unincorporated organizations or any other business organizations (“Persons”), other than a transaction following which at least 51% of the ownership interests of the institution resulting from such transaction are owned by Persons who, immediately prior to such transaction, owned at least 51% of the outstanding voting share of the Company;

•	the acquisition of more than 25% of the voting shares of the Company by any Person or Persons acting in concert;

•	the acquisition of substantially all of the assets of the Company by any Person or Persons acting in concert; or

•	the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:

○	individuals who were members of the Board on August 11, 2020 with respect to Mr. Thoren, or April 4, 2022 with respect to Mr. Thome; or

○	individuals who first became members of the Board after August 11, 2020 with respect to Mr. Thoren, or April 4, 2022 with respect to Mr. Thome:

◆	upon election to serve as a member of the Board by the affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first election; or

◆

upon election by the stockholders of the Company to serve as a member of the Board, but only if nominated for election by affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first nomination.

Under his respective employment agreement, neither Mr. Thoren nor Mr. Thome will be entitled to any payments by us upon the occurrence of a change in control. Rather, upon the occurrence of a change in control, he must continue to provide us with the services contemplated by his employment agreement until three months after a change in control has occurred. However, upon the event of his termination within two years after a change in control, Mr. Thoren is entitled to a lump sum in an amount equal to two and a half times the sum of his salary at the time of termination and the target amount of his bonus under the Cash Bonus Plan. Upon the event of his termination within two years after a change in control, Mr. Thome is entitled to a lump sum in an amount equal to two times the sum of his salary at the time of termination and the target amount of his bonus under the Cash Bonus Plan.

At the time of his termination following a change in control, any unvested stock options, RSUs, PSUs or RSAs held by Mr. Thoren or Mr. Thome accelerate and become immediately exercisable or fully vested. We would also be required to pay, six months after the triggering event, a lump sum payment in an amount equal to the excess, if any, of (i) the value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined contribution pension plans maintained by, or covering employees of, the Company as if he were 100% vested under such plans or (ii) the value of the benefits to which he is actually entitled under such defined contribution pension plans as of the date of his termination. Each of Mr. Thoren’s and Mr. Thome’s employment agreement contains certain limitations for these payments that relate to our ability to deduct such payments for federal income tax purposes. In addition, pursuant to our agreements with Mr. Thoren and Mr. Thome, we are required to provide continuing health and medical coverage for a period of 18 months following termination of his employment.

Pursuant to his respective employment agreement, our obligation to make payments upon termination following a change in control is conditioned on the officer’s execution of an enforceable release of all claims and his compliance with all provisions of the employment agreement.

GRAHAM CORPORATION 2024 PROXY STATEMENT	41

Executive Compensation • Potential Payments upon Termination or Change in Control

The triggering events that would be deemed events of termination include, among others, termination of Mr. Thoren for any reason other than death, disability or cause, or resignation of Mr. Thoren under the following circumstances:

•	a change in the nature or scope of his authority from his role and responsibilities immediately prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the Company to make any increase in compensation to which Mr. Thoren may be entitled under his employment agreement;

•

a change requiring Mr. Thoren to perform services other than in Arvada, Colorado or in any location more than thirty miles distant from Arvada, Colorado, except for certain required travel on the Company’s business;

•

without his express written consent, the assignment to Mr. Thoren of any duties inconsistent with his positions, duties, responsibilities and status with the Company immediately prior to the change in control;

•

a failure by the Company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Thoren was participating at the time of the change in control or the taking of any action by the Company which would adversely affect his participation in or materially reduce his benefits under such plans; or

•	prior to a change in control of the Company, the failure by the Company to obtain the assumption of the agreement to perform his employment agreement by any successor Company.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Thome for any reason other than death, disability or cause, or resignation of Mr. Thome under the following circumstances:

•

a reasonable determination by Mr. Thome that as a result of a change in control and a change of circumstances thereafter affecting his position, he is unable to exercise the authority, power, function or duties attached to his position;

•	a reduction of his base salary following a change in control or failure of the Company to make an increase in compensation to which Mr. Thome may be entitled under his employment agreement;

•

subsequent to a change in control a failure by the Company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Thome was participating at the time of the change in control or the taking of any action by the Company which would adversely affect his participation in or materially reduce his benefits under such plans;

•

a change requiring Mr. Thome to perform services other than in Batavia, New York or in any location more than thirty miles distant from Batavia, New York, except for certain required travel on the Company’s business; or

•	prior to a change in control of the Company, the failure by the Company to obtain the assumption of the agreement to perform his employment agreement by any successor Company.

Mr. Smith: Under Mr. Smith’s employment agreement, Mr. Smith will not be entitled to any payments by us upon the occurrence of a change in control. Rather, upon the occurrence of a change in control, Mr. Smith must continue to provide us with the services contemplated by the employment agreement until three months after a change in control has occurred.

General. In the event of any sale, merger or any form of business combination affecting us, our employment agreements with Messrs. Thoren, Thome, Smith and Malone require us to obtain the express written assumption of the agreement by the acquiring or surviving entity, and failure to do so would entitle the executive officer to all payments and other benefits to be provided by us in the event of termination without cause.

Award Agreements. In the event the named executive officer is terminated within 12 months of the change in control, unless the named executive officer is a party to an employment or other agreement providing for treatment of equity awards upon a change in control of the Company, our award agreements provide for the following treatment:

•	unvested shares of restricted stock and RSUs will be subject to accelerated vesting;

•	unvested shares of performance restricted stock awards will be subject to accelerated vesting for the target number of shares; and

•

unvested PSUs will be subject to accelerated pro-rata vesting of the target number of shares based on the number of days from the beginning of the performance period through the date of termination and the total number of days in the performance period.

In addition, pursuant to the Supplemental Plan, in the event of a “change in control,” each participant in our Supplemental Plan, which currently includes Mr. Smith, would become 100% vested in his benefits.

42	GRAHAM CORPORATION 2024 PROXY STATEMENT

Executive Compensation • Potential Payments upon Termination or Change in Control

Estimated Payments Upon Termination or Change in Control

	Involuntary Termination without Cause ($)	Voluntary Termination for Good Reason ($)	Death ($)	Disability ($)	Termination Following Change in Control ($)
Daniel J. Thoren
Continued salary	400,000	400,000	—	—	—
Life insurance proceeds	—	—	1,750,000	—	—
Accelerated vesting of RSAs, RSUs, PSAs and PSUs	—	—	1,653,481	1,653,481	2,811,259
Short-term disability payments	—	—	—	18,000	—
Cash severance payment	—	—	—	—	2,000,000
Health and medical coverage	—	—	—	—	21,570
Total(1)	400,000	400,000	3,403,481	1,671,481	4,832,829
Christopher J. Thome
Continued salary	312,000	312,000	—	—	—
Life insurance proceeds	—	—	250,000	—	—
Accelerated vesting of RSUs and PSUs	—	—	367,125	367,125	791,120
Cash severance payment	—	—	—	—	936,000
Short-term disability payments	—	—	—	180,000	—
Health and medical coverage(2)	—	—	—	—	—
Total(1)	312,000	312,000	617,125	547,125	1,727,120
Alan E. Smith
Continued salary	312,000	312,000	—	—	—
Life insurance proceeds	—	—	3,189,765	—	—
Accelerated vesting of RSAs, RSUs PSAs and PSUs	—	—	1,139,863	1,139,863	1,580,412
Short-term disability payments	—	—	—	165,000	—
Health and medical coverage	—	—	—	—	—
Total(1)	312,000	312,000	4,329,628	1,304,863	1,580,412
Matthew Malone
Continued salary	312,000	312,000	—	—	—
Life insurance proceeds	—	—	250,000	—	—
Accelerated vesting of RSAs, RSUs, PSAs and PSUs	—	—	625,098	625,098	1,064,875
Short-term disability payments	—	—	—	18,000	—
Total(1)	312,000	312,000	875,098	643,098	1,064,875

(1)

Such amount takes into account limitations imposed by our employment agreement with the named executive officer whereby certain amounts otherwise payable to the named executive officer upon termination following a change in control may be reduced in connection with limitations on deductibility by the Company for federal income tax purposes imposed by Section 280G of the Internal Revenue Code.

(2)

Mr. Thome’s employment agreement provides for continued health and medical coverage in the event of a change in control, however, as of the date of this proxy statement, Mr. Thome has elected not to receive health and medical coverage from the Company.

GRAHAM CORPORATION 2024 PROXY STATEMENT	43

Pay Versus Performance

Pay Versus Performance

The following table sets forth the compensation information of our principal executive officer (the “PEO”), our former PEO, and the average compensation information of our other named executive officers (“non-PEO NEOs”), both as reported in the Summary Compensation Table in this proxy statement and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under the SEC’s pay versus performance disclosure rules, for each of fiscal year 2024, fiscal year 2023 and fiscal year 2022. For further information concerning our pay-for-performance philosophy and how we align executive compensation with Company financial performance, refer to the CD&A in this proxy statement.

Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(2)	Compensation “Actually Paid” to First PEO(3)	Compensation “Actually Paid” to Second PEO(3)	Average Summary Compensation Table Total for non-PEO NEOs(4)	Average Compensation “Actually Paid” to non- PEO NEOs(5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(6)	Net Income(7)

2024	$2,251,043	—	$4,758,685	$0	$876,231	$1,780,074	$198.19	$4,556

2023	$1,074,557	—	$1,849,004	$0	$597,638	$832,497	$95.03	$367

2022	$950,904	$1,064,678	$815,028	$(212,834)	$565,042	$836,226	$53.62	$(8,773)

(1)

Reflects total compensation reported for Daniel J. Thoren (our First PEO) as reported in the Summary Compensation Table for the corresponding fiscal year. Mr. Thoren has served as our Chief Executive Officer since September 2021.

(2)

Reflects total compensation reported for James R. Lines (our second PEO), our former Chief Executive Officer, as reported in the Summary Compensation Table for the corresponding fiscal year. Mr. Lines retired from the Company effective as of August 31, 2021.

(3)

The dollar amounts reported represent the amount of compensation “actually paid” to our First PEO and Second PEO in the applicable fiscal year, as computed in accordance with the SEC’s pay versus performance disclosure rules. The dollar amounts do not necessarily reflect the actual amount of compensation earned by or paid to our First PEO or our Second PEO during the applicable fiscal year. The following table provides additional information as to the amounts deducted from and added to the Summary Compensation Table Total for fiscal year 2024 for our First PEO and our Second PEO pursuant to the SEC’s rules to determine Compensation “Actually Paid” to PEO:

First PEO
2024

Summary Compensation Table Total for PEO	$2,251,043

Adjustments for defined benefit pension plan

(Deduct): Aggregate change in actuarial present value included in Summary Compensation Table Total for the covered fiscal year	—

Add: Service cost for the covered fiscal year	—

Add: Prior service cost for the covered fiscal year	—

Adjustments for stock awards and option awards

(Deduct): Aggregate value for stock awards and option awards included in Summary Compensation Table Total for the covered fiscal year	$400,004

Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	$1,494,808

Add: Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	$1,418,268

Add: Vesting date fair value of awards granted and vested during the covered fiscal year	—

Add: Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	$(5,430)

(Deduct): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	—

Add: Change in incremental fair value of awards modified during the covered fiscal year	—

Add: Dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	—

Compensation “Actually Paid” to PEO	$4,758,685

44	GRAHAM CORPORATION 2024 PROXY STATEMENT

Pay Versus Performance

(4)

Reflects the average compensation information for the non-PEO NEOs as a group based on total compensation reported in the Summary Compensation Table for the corresponding year. The non-PEO NEOs for fiscal year 2024 were Christopher J. Thome, Alan E. Smith and Matthew Malone, the non-PEO NEOs for fiscal year 2023 were Christopher J. Thome and Matthew Malone and the non-PEO NEOs for fiscal year 2022 were Matthew Malone and Jeffrey F. Glajch.

(5)

The dollar amounts reported represent the average amount of compensation “actually paid” to the non-PEO NEOs in the applicable year, as computed in accordance with the SEC’s pay versus performance disclosure rules. The dollar amounts do not necessarily reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs during the applicable fiscal year. The following table provides additional information as to the amounts deducted from and added to the Average Summary Compensation Table Total for fiscal year 2024 for non-PEO NEOs pursuant to the SEC’s rules to determine Average Compensation “Actually Paid” to non-PEO NEOs:

Other Non-PEO NEOs (Average)
2024

Summary Compensation Table Total for Non-PEO NEOs	$ 876,231

Adjustments for stock awards and option awards

Deduct: Aggregate value for stock awards and option awards included in Summary Compensation Table Total for the covered fiscal year	$ 155,994

Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	$ 582,946

Add: Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	$ 522,551

Add: Vesting date fair value of awards granted and vested during the covered fiscal year	—

Add: Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year

$ (5,871)

Deduct: Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	$ 39,789

Add: Change in incremental fair value of awards modified during the covered fiscal year	—

Add: Dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	—

Compensation “Actually Paid” to Non-PEO NEOs	$1,780,074

(6)

Total Stockholder Return (“TSR”) is cumulative for the measurement periods calculated in accordance with Item 201(e) of Regulation S-K. Cumulative Company TSR is calculated by dividing the difference between the Company’s stock price at the end and the beginning of the measurement period by the Company’s stock price at the beginning of the measurement period.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable fiscal year.

GRAHAM CORPORATION 2024 PROXY STATEMENT	45

Pay Versus Performance

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphs with respect to the relationships between information presented in the Pay Versus Performance table. For purposes of these graphs, we refer to compensation “actually paid” as “CAP.”

46	GRAHAM CORPORATION 2024 PROXY STATEMENT

Director Compensation • Director Compensation Programs

Director Compensation

Director Compensation Programs

The Compensation Committee annually reviews and approves compensation for our independent directors. Mr. Thoren, our Chief Executive Officer is not an independent director under applicable NYSE and SEC rules and, therefore, does not receive any additional compensation for services as a director. The compensation that we pay to Mr. Thoren in fiscal year 2024 is disclosed in the Fiscal Year 2024 Summary Compensation Table in this proxy statement.

We use a combination of cash and equity-based compensation to attract and retain our independent directors. As described below, independent director compensation consists of an annual cash retainer, payable quarterly; an additional annual cash retainer for the Chair of the Board and the chair of each committee of the Board, payable quarterly; and RSUs. We also reimburse our independent directors for reasonable expenses incurred in connection with their attendance at Board and committee meetings. We do not provide retirement benefits to our independent directors.

Cash Compensation. For fiscal year 2024, each of our independent directors received an annual cash retainer fee of $50,000 for service on the Board. The Compensation Committee approved an increase to the annual cash retainer fee for service on the Board to $55,000 for the fiscal year ended March 31, 2025 (“fiscal year 2025”).

The Chair of the Board and each of our independent directors serving as a chair of committees of the Board receive additional fees for such service. For fiscal year 2024, the Chair of the Board received an additional annual fee of $50,000, the Chair of the Audit Committee received an additional annual fee of $15,000, the Chair of the Compensation Committee received an additional annual fee of $10,000 and the Chair of the Nominating and Corporate Governance Committee received an additional annual fee of $7,000. The Compensation Committee approved an increase to the additional annual fee for the Chair of the Compensation Committee to $12,500 for fiscal year 2025.

Restricted Stock Units. During fiscal year 2024, equity compensation awards to independent directors were made in the form of RSUs awarded under the 2020 Plan. On May 17, 2023, the Compensation Committee awarded 6,393 RSUs to each of our then serving independent directors, with a grant date fair market value of approximately $70,003 and which vest on the first anniversary of the date of grant. Messrs. Stoner and Painter and Ms. Schnorr elected to defer the payment of shares of common stock underlying these RSUs until he or she is no longer a member of the Board. The Compensation Committee approved a change to our director compensation to increase the grant value of the independent director annual stock award to $75,000 for fiscal year 2025.

Stock Ownership Guidelines

In order to more closely align the interests of our independent directors with the interests of our stockholders, the Compensation Committee established minimum stock ownership guidelines that require our independent directors to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames.

We revised our stock ownership guidelines in 2022 to increase the common stock ownership target for our independent directors to an amount at least 5.0 times their annual cash retainer. Independent directors are expected to achieve their ownership guidelines within five years of becoming subject to the guidelines (with an additional two-fiscal year grace period if the guidelines are amended to increase the ownership target). Our stock ownership guidelines also require our independent directors to retain 50% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until they are in compliance with the guidelines. The Compensation Committee monitors the progress made by independent directors in achieving their stock ownership guidelines and, in its discretion, may modify the guidelines and/or time frames for some or all of our independent directors. As of the end of fiscal year 2024, all of our independent directors were in compliance with our stock ownership guidelines, including directors who are in the grace period provided by the guidelines.

GRAHAM CORPORATION 2024 PROXY STATEMENT	47

Director Compensation • Fiscal Year 2024 Director Compensation Table

Fiscal Year 2024 Director Compensation Table

The following table shows information regarding the compensation of our independent directors serving for all or part of fiscal year 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)

James J. Barber	60,000	70,003	—	130,003

Alan Fortier	50,000	70,003	—	120,003

Cari L. Jaroslawsky	57,000	70,003	—	127,003

Jonathan W. Painter	100,000	70,003	—	170,003

Lisa M. Schnorr	65,000	70,003	—	135,003

Troy A. Stoner	50,000	70,003	—	120,003

(1)

The amounts shown in this column represent the estimated grant date fair value of the RSUs granted to each independent director during fiscal year 2024. The value of each such RSUs is computed in accordance with FASB ASC Topic 718 on the same basis as disclosed in footnote (2) to the Fiscal Year 2024 Summary Compensation Table. Each independent director was granted 6,393 RSUs during fiscal year 2024 under the 2020 Plan.

The table below presents the aggregate number of unvested RSUs outstanding for each of our independent directors serving at March 31, 2024. None of our independent directors serving at March 31, 2024 held any unexercised stock option awards as of such date.

Name	Number of unvested RSUs

James J. Barber	6,393

Alan Fortier	6,393

Cari L. Jaroslawsky	6,393

Jonathan W. Painter	6,393

Lisa M. Schnorr	6,393

Troy A. Stoner	6,393

48	GRAHAM CORPORATION 2024 PROXY STATEMENT

Proposal Two: Advisory Vote on the Compensation of our Named Executive Officers • Board Recommendation

Proposal Two:

Advisory Vote on the Compensation of our Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the CD&A, accompanying compensation tables and related narrative discussion contained in this proxy statement. In 2023, we held an advisory vote on the frequency of our “say on pay” vote, which resulted in a recommendation for an annual frequency for the “say on pay” vote. After considering that recommendation, the Board determined that the “say on pay” vote will be held annually until the next required vote on the frequency of the “say on pay” vote which will be considered in 2029.

We encourage stockholders to carefully review the CD&A section of this proxy statement for additional details on our executive compensation programs, including our compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers during fiscal year 2024. For your convenience, we have provided an executive summary in the first few pages of the CD&A section that highlights information that we believe is particularly important in helping you decide how to vote on this proposal. You should also carefully review the tables that immediately follow the CD&A, together with the related narrative disclosure and footnotes.

We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

As an advisory vote, this proposal is not binding upon the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

Board Recommendation

Our Board unanimously recommends that stockholders vote FOR the following advisory resolution:

“RESOLVED, that the compensation of our named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and related narrative discussions set forth in this proxy statement, is hereby approved.”

GRAHAM CORPORATION 2024 PROXY STATEMENT	49

Proposal Three: Ratification of the Appointment of our Independent Registered Public Accounting Firm • Board Recommendation

Proposal Three:

Ratification of the Appointment of our Independent Registered Public Accounting Firm

Deloitte & Touche LLP served as our independent registered public accounting firm in fiscal year 2024. The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended March 31, 2025. This appointment will be presented to our stockholders for ratification at the Annual Meeting. The Audit Committee will consider the outcome of this vote in its future discussions regarding the appointment of our independent registered public accounting firm.

We have been advised by Deloitte & Touche LLP that a representative will be present at the Annual Meeting and that such representative will be available to respond to appropriate questions. Such representative will be given an opportunity to make a statement if he or she so desires.

Board Recommendation

The Board unanimously recommends a vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year ended March 31, 2025.

Fees Paid to Deloitte & Touche LLP

We paid the following fees to Deloitte & Touche LLP for fiscal year 2024 and fiscal year 2023:

	Fiscal Year 2024	Fiscal Year 2023

Audit fees	$778,048	$968,058

Audit-related fees	25,500	25,000

Tax fees	73,500	—

All other fees	2,047	2,047

Total fees	$879,095	$995,105

Audit fees for each of fiscal year 2024 and fiscal year 2023 included fees associated with audits of our financial statements and reviews of financial statements included in our quarterly reports on Form 10-Q. Audit-related fees for fiscal year 2024 and fiscal year 2023 include fees for the issuance of a consent for a registration statement on Form S-8. Tax fees for fiscal year 2024 include the fees related to the assistance provided in applying for the employee retention tax credit. All other fees for fiscal year 2024 and fiscal year 2023 included the subscription fees for the Deloitte & Touche LLP Technical Library Research Tool.

The Audit Committee has determined that the provision of permitted non-audit services described above has not compromised the independence of Deloitte & Touche LLP.

The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether permitted non-audit services are consistent with the SEC’s rules on auditor independence. The Audit Committee has delegated pre-approval authority up to $100,000 to the Chair of the Audit Committee, subject to reporting any such approvals at the next Audit Committee meeting.

The Audit Committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure that such services are within the scope of approval. All audit and permitted non-audit services for which Deloitte & Touche LLP was engaged were pre-approved by the Chair of the Audit Committee.

50	GRAHAM CORPORATION 2024 PROXY STATEMENT

Report of the Audit Committee

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of our Board and has other duties and functions as described in its charter. Management has the primary responsibility for the Company’s financial statements and the reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for fiscal year 2024 with management and the independent registered public accounting firm;

•

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC;

•

received and discussed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and

•	discussed with the Company’s independent registered public accounting firm its independence.

The Audit Committee discussed with the personnel responsible for the internal audit function and the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the personnel responsible for overseeing the internal audit function and with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board (and our Board has approved) that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended March 31, 2024 for filing with the Securities and Exchange Commission. The Audit Committee has also appointed the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025 and has submitted such appointment for ratification by the stockholders at the Annual Meeting.

Audit Committee:

James J. Barber

Cari L. Jaroslawsky

Jonathan W. Painter

Lisa M. Schnorr (Chair)

GRAHAM CORPORATION 2024 PROXY STATEMENT	51

Certain Relationships and Related Transactions • Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Certain Relationships and Related Transactions

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our Audit Committee reviews all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants in advance for review and approval. Any existing related person transactions are reviewed at least annually by the Audit Committee. Any director or executive officer with an interest in a related person transaction is expected to recuse himself or herself from any consideration of the matter.

Although the Audit Committee has not established a written policy regarding the approval of related person transactions, when evaluating these transactions, the Audit Committee considers, among other factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the importance of the transaction to the related person and to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Committee deems appropriate.

To the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the NYSE and other relevant rules related to independence.

In addition, our Audit Committee also reviews all transactions between us and any entity with which an independent director or executive officer is an affiliate, taking into account the factors listed above as well as all other factors deemed appropriate by the Audit Committee.

Barber-Nichols, the Company’s wholly-owned subsidiary, is a party to two building lease agreements and two equipment lease agreements with Ascent Properties, LLC, a limited liability company of which Daniel J. Thoren holds a majority interest. During fiscal year 2024, lease payments made under these lease agreements was $1.0 million. As of March 31, 2024, the anticipated aggregate remaining payment obligations under the building and equipment lease agreements were approximately $5.8 million.

52	GRAHAM CORPORATION 2024 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners

Security Ownership of Certain Beneficial Owners

The table below shows certain information, as of June 21, 2024, regarding the only persons known to us to be the beneficial owners of more than five percent of the outstanding shares of our common stock, with percentages based on 10,870,564 shares issued and outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class Beneficially Owned
Brandes Investment Partners, L.P., et al. 4275 Executive Square, 5th Floor La Jolla, California 92037	1,176,806	(1)	10.8%

(1)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 3 to Schedule 13G filed with the SEC on January 10, 2024 by Brandes Investment Partners, L.P. (“Brandes”). Brandes reports shared voting power with respect to 754,806 shares and shared dispositive power with respect to 1,176,806 shares. The 1,176,806 shares are deemed to be beneficially owned by CO-GP, LLC and Brandes Worldwide Holdings, L.P. and Glenn Carlson, as control persons of Brandes.

GRAHAM CORPORATION 2024 PROXY STATEMENT	53

Security Ownership of Management

Security Ownership of Management

The table below shows certain information, as of June 21, 2024, regarding shares of our common stock held by (i) each of our directors; (ii) each of our named executive officers; and (iii) all directors, named executive officers and executive officers as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Class Beneficially Owned(1)(2)

Directors

James J. Barber, Ph.D.	50,901		—

Alan Fortier	49,566		—

Cari L. Jaroslawsky	13,733		—

Jonathan W. Painter	29,666	(3)	—

Lisa M. Schnorr	32,977	(3)(4)	—

Troy A. Stoner	13,733	(3)	—

Named Executive Officers

Daniel J. Thoren(5)	326,266	(6)	3.0%

Christopher J. Thome	16,880		—

Alan E. Smith	49,351		—

Matthew Malone	41,235		—

All directors, named executive officers and executive officers as a group (10 persons)	624,308	(7)	5.7%

(1)

As reported by such persons as of June 21, 2024 with percentages based on 10,870,564 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding with respect to such person. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, regardless of whether such shares are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the conversion of RSUs. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently convertible RSUs.” Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by the stockholder.

(2)	We have omitted percentages of less than 1% from the table.

(3)	Includes 6,393 vested RSUs that become payable, on a one-for-one basis, in shares of common stock upon the director’s separation from service as a director of the Company.

(4)	Ms. Schnorr shares voting and investment power over 26,584 shares with her spouse as joint tenants.

(5)	Mr. Thoren, our Chief Executive Officer, is also a director.

(6)	The amount shown for Mr. Thoren includes 2,979 shares of time-vested stock.

(7)	The amount shown includes 2,979 shares of time-vested restricted stock and 19,179 vested RSUs that may be payable in shares of common stock within 60 days.

54	GRAHAM CORPORATION 2024 PROXY STATEMENT

Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, officers and greater than 10% stockholders to file with the SEC reports of ownership and changes in ownership regarding their holdings in Company securities. Based solely on the written representations of our directors and executive officers and copies of reports that they and persons who owned more than 10% of our common stock have filed with the SEC, we believe that all of our directors, executive officers and greater than 10% beneficial owners timely complied with the filing requirements of Section 16(a) during fiscal year 2024, except for Mr. Smith, an officer, who filed one late Form 4 with respect to one transaction.

2025 Annual Meeting of Stockholders

Shareholder Proposals for Inclusion in the Proxy Materials for the 2025 Annual Meeting of Stockholders

We will include in our proxy materials for our 2025 annual meeting of stockholders any stockholder proposals that comply with Rule 14a-8 under the Exchange Act. Among other things, Rule 14a-8 requires that we receive such proposals not less than 120 days prior to the one-year anniversary of this proxy statement, or March 10, 2025. If the proposal is in compliance with all of the requirements set forth in Rule 14a-8 under the Exchange Act, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2025 annual meeting. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Shareholder Proposals for Consideration at the 2025 Annual Meeting of Stockholders, but not for Inclusion in the Proxy Materials

Pursuant to our By-laws, items of business that are proposed outside of the process pursuant to Rule 14a-8 under the Exchange Act as described above, may properly be brought before the 2025 annual meeting of stockholders only if we receive notice of such business no earlier than 120 days and no later than 90 days prior to the one-year anniversary of our 2024 annual meeting. Thus, for the 2025 annual meeting of stockholders, we must receive notice of business that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act between April 22, 2025 and May 22, 2025. The notice must be in accordance with and contain all information provided for in our By-laws and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware. We will not permit business that does not comply with the foregoing notice requirement to be brought before the 2025 annual meeting of stockholders. Stockholder business that is not submitted for inclusion in our proxy statement pursuant to Rule 14a-8 should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020. You may obtain a copy of our By-laws by writing to the Corporate Secretary at the address above.

Stockholder Nominations of Directors

Pursuant to our By-laws, no nominations for directors shall be acted upon at the annual meeting except for those made by the Nominating and Corporate Governance Committee and those made by stockholders of record upon timely notice in writing to our Corporate Secretary. To be considered timely, notice must be received by us no earlier than 120 days and no later than 90 days prior to the one-year anniversary of the previous year’s annual meeting. Thus, for the 2025 annual meeting of stockholders, we must receive the notice between April 22, 2025 and May 22, 2025. The notice must contain all information, including the completed questionnaire, referenced in our By-laws. Stockholder notice of nominations for directors should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020. You may obtain a copy of our By-laws by writing to the Corporate Secretary at the address above.

GRAHAM CORPORATION 2024 PROXY STATEMENT	55

2025 Annual Meeting of Stockholders • Stockholder Nominations of Directors

In addition to satisfying the advance notice requirements under our By-laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 21, 2025.

56	GRAHAM CORPORATION 2024 PROXY STATEMENT

Other Matters

Other Matters

The Board does not know of any other matters that may be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting, however, the persons named as proxies will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher Thome

Vice President – Finance,

Chief Financial Officer, Chief Accounting Officer and Corporate Secretary

Dated: July 8, 2024

GRAHAM CORPORATION 2024 PROXY STATEMENT	57

Appendix A

Appendix A

Reconciliation of Non-GAAP Measure

The table below shows the reconciliation of the Company’s Net Income to Adjusted Net Income for the period presented:

Adjusted Net Income and Adjusted Diluted Earnings per Share Reconciliation

(Unaudited, $ in thousands, except per share amounts)

Year Ended March 31,
2024

Net Income	$ 4,556

Acquisition & integration costs	432

ERP implementation costs	241

Debt amendment costs	781

Barber-Nichols Performance Bonus Agreement	4,258

P3 retention costs	196

P3 net income	(24)

Normalize tax rate(1)	(1,359)

Adjusted net income	$ 9,081

GAAP diluted net income per share	$ 0.42

Adjusted diluted net income per share	$ 0.84

Diluted weighted average common shares outstanding	10,844

(1)	Applies a normalized tax rate to non-GAAP adjustments, which are pre-tax, based upon the statutory tax rate of 23%.

Adjusted net income is not a measure determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”), and may not be comparable to the measures as used by other companies.

GRAHAM CORPORATION 2024 PROXY STATEMENT	A-1

NYSE: GHM

Graham Corporation
20 Florence Avenue | Batavia, New York 14020 | (585) 343-2216
www.grahamcorp.com

P.O. BOX 8016, CARY, NC 27512-9903	Scan QR for digital voting

Graham Corporation	Internet: www.proxypush.com/GHM • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
Annual Meeting of Stockholders

For Stockholders of record as of June 21, 2024

Tuesday, August 20, 2024 9:00 AM, Eastern Time

The Annual Meeting will be held live via the Internet. Please visit

www.proxydocs.com/GHM for more details.

Phone: 1-866-256-0715 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/GHM

This Proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Daniel J. Thoren and Jonathan W. Painter (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them as proxies, to vote all the shares of capital stock of Graham Corporation which the undersigned is entitled to vote at said Annual Meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of Graham Corporation (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by August 15, 2024 at 5:00 PM ET, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Graham Corporation Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of two director nominees
		FOR	WITHHOLD
	1.01 Lisa M. Schnorr	☐	☐		FOR

	1.02 Daniel J. Thoren	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To approve, on an advisory basis, the compensation of our named executive officers	☐	☐	☐	FOR

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025.	☐	☐	☐	FOR

NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You must register to attend the meeting online and/or participate at www.proxydocs.com/GHM

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date